UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Preliminary Proxy Statement
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☑	Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12
HMS Income Fund, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 9, 2020

To the stockholders of HMS Income Fund, Inc.:
I am pleased to invite our stockholders to the 2020 annual meeting of stockholders of HMS Income Fund, Inc (the “Company”). The annual meeting will be held at the Williams Tower Conference Center, Level 2 - Uptown Room, 2800 Post Oak Boulevard, Houston, Texas 77056 at 9:00 AM, Central Time, on October 9, 2020.

As discussed in more detail in the accompanying proxy statement, HMS Adviser LP (“HMS Adviser”), a wholly owned affiliate of Hines Interests Limited Partnership (“Hines”) and our current investment adviser, has entered into an asset purchase agreement, dated as of June 26, 2020 (the “Purchase Agreement”), with MSC Adviser I, LLC (“MSC Adviser”), a wholly owned subsidiary of Main Street Capital Corporation (“Main Street”) and our current sub-adviser, Main Street (solely for the purposes set forth in the Purchase Agreement), and Hines (solely for the purposes set forth in the Purchase Agreement). The closing of the transactions contemplated by the Purchase Agreement (collectively, the “Transaction”) would result in an assignment for purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), of the current investment advisory agreement between the Company and HMS Adviser (the “Current Investment Advisory Agreement”) and, as a result, its immediate termination. Because the sub-advisory agreement pursuant to which MSC Adviser provides investment sub-advisory services to the Company (the “Sub-Advisory Agreement”) contains a provision stating that it will terminate upon the termination of the Current Investment Advisory Agreement, the Sub-Advisory Agreement would terminate at such time as well.

At the meeting, you will be asked to:

•
elect five (5) directors who will each serve until the 2021 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, removal or resignation, provided, however, that two of the Company’s disinterested directors, Peter Shaper and Gregory R. Geib, and one of the Company’s interested directors, Janice E. Walker, have agreed to resign from the board of directors of the Company upon stockholder approval of a new investment advisory agreement between the Company and MSC Adviser and the completion of the Transaction;

•	approve a new investment advisory agreement between the Company and MSC Adviser (as the Company’s sole investment adviser), on the terms described in the accompanying proxy statement; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors has fixed the close of business on July 23, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. Only record holders of shares of common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

We currently intend to hold the annual meeting in person in Houston, as set forth above. However, we are actively monitoring the Coronavirus (COVID-19) situation; we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. As a result, we may hold a virtual-only annual meeting instead of holding the meeting in person in Houston. In that event, the annual meeting will be conducted solely virtually, on the above date and time, via live audio webcast, and you or your proxyholder could participate, vote, and examine our stockholder list at the virtual annual meeting by visiting a website to be disclosed at a later date, if necessary. We intend to announce any such updates on our website at https://www.hinessecurities.com/hmsincomefund and under cover of a Current Report on Form 8-K or a proxy supplement filed with the Securities and Exchange Commission (the “SEC”). Please note that you will only be able to participate in the annual meeting electronically if we decide to hold a virtual meeting, instead of holding an in-person meeting in Houston. If you are planning to attend the annual meeting, please check our public filings with the SEC prior to the meeting date.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the Notice of Internet Availability of Proxy Materials and the proxy statement, which is accessible on the Internet or by request. We are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote your proxy, on the Internet.

Whether you own a few or many shares of our common stock and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the meeting. If you plan on attending the annual meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the annual meeting. To obtain directions to the annual meeting, please call us at (888) 220-6121. If you do not plan on attending the meeting and voting in person, you may vote your shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are provided on the Notice of Internet Availability of Proxy Materials, on the proxy card and in the proxy statement. If you prefer, you may vote your shares by mail by the following instructions on the Notice of Internet Availability of Proxy Materials. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our board of directors.
You are cordially invited to attend the annual meeting. Your vote is important.
By Order of the Board of Directors
Jason P. Maxwell
General Counsel, Chief Compliance Officer
and Corporate Secretary
Houston, Texas
July 24, 2020

This is an important meeting. To ensure proper representation at the meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy via the Internet or request, complete, sign, date and return a proxy card. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person if you wish to change your vote.

Proxy Statement

INVESTMENT ADVISER AND ADMINISTRATOR, INVESTMENT SUB-ADVISER AND SUB-ADMINISTRATOR AND DEALER MANAGER	42

OTHER MATTERS PRESENTED FOR ACTION AT THE 2020 ANNUAL MEETING	42

PRIVACY NOTICE	42

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING	43

HMS Income Fund, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the board of directors of HMS Income Fund, Inc. (the “Company”) for use at the 2020 annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. This proxy statement, the form of proxy card and our annual report on Form 10-K for the year ended December 31, 2019 are being furnished to our stockholders of record as described below via the internet on or about July 24, 2020. In addition, a Notice of Annual Meeting of Stockholders and a Notice of Internet Availability of Proxy Materials are being mailed to our stockholders of record on or about July 24, 2020.
Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders
(the “Annual Meeting”) to be Held on October 9, 2020

This proxy statement, the form of proxy card and our Form 10-K are available in the SEC Filings section of our website at https://www.hinessecurities.com/hmsincomefund. Stockholders may also obtain a copy of these materials by writing to HMS Income Fund, Inc., Attention: Jason P. Maxwell, General Counsel, Chief Compliance Officer and Corporate Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Upon payment of a reasonable fee, we will provide stockholders with a printed copy of the exhibits to our Form 10-K upon request.
All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) received prior to the annual meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the shares of Common Stock represented by such proxy will be voted as recommended by our board of directors “FOR” the proposal to elect each of the director nominees and “FOR” the proposal to approve the New Investment Advisory Agreement (as defined below). Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the annual meeting and voting his or her shares of Common Stock in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the annual meeting.
INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?

The Annual Meeting will be held on October 9, 2020, at 9:00 AM, Central Time. The Annual Meeting will be held at the Williams Tower Conference Center, Level 2 - Uptown Room, 2800 Post Oak Boulevard, Houston, Texas 77056.

The Company currently intends to hold the Annual Meeting in person in Houston, as set forth above. However, the Company is actively monitoring the Coronavirus (COVID-19) situation; the Company is sensitive to the public health and travel concerns its stockholders may have and the protocols that federal, state and local governments may impose. As a result, the Company may hold a virtual-only Annual Meeting instead of holding the meeting in person in Houston. In that event, the Annual Meeting will be conducted solely virtually, on the above date and time, via live audio webcast, and you or your proxyholder could participate, vote, and examine the Company’s stockholder list at the virtual annual meeting by visiting a website to be disclosed at a later date, if necessary. The Company intends to announce any such updates on its website at https://www.hinessecurities.com/hmsincomefund and under cover of a Current Report on Form 8-K or a proxy supplement filed with the Securities and Exchange Commission (the “SEC”). Please note that you will only be able to participate in the Annual Meeting electronically if the Company decides to hold a virtual meeting, instead of holding the Annual Meeting in person in Houston. If you are planning to attend the Annual Meeting, please check the Company’s public filings with the SEC prior to the meeting date.

What will I be voting on at the Annual Meeting?

As discussed in more detail herein, HMS Adviser LP (“HMS Adviser”), a wholly owned affiliate of Hines Interests Limited Partnership (“Hines”) and our current investment adviser, has entered into an asset purchase agreement, dated as of June 26, 2020 (the “Purchase Agreement”), with MSC Adviser I, LLC (“MSC Adviser”), a wholly owned subsidiary of Main Street Capital

Corporation (“Main Street”) and our current sub-adviser, Main Street (solely for the purposes set forth in the Purchase Agreement), and Hines (solely for the purposes set forth in the Purchase Agreement). The closing of the transactions contemplated by the Purchase Agreement (collectively, the “Transaction”) would result in an assignment for purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), of the current investment advisory agreement between the Company and HMS Adviser (the “Current Investment Advisory Agreement”) and, as a result, its immediate termination. Because the sub-advisory agreement pursuant to which MSC Adviser provides investment sub-advisory services to the Company (the “Sub-Advisory Agreement”) contains a provision stating that it will terminate upon the termination of the Current Investment Advisory Agreement, the Sub-Advisory Agreement would terminate at such time as well.

At the Annual Meeting, you will be asked to:

1.
Elect five (5) directors who will each serve until the 2021 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, removal or resignation; provided, however, that two of the Company’s disinterested directors, Peter Shaper and Gregory R. Geib, and one of the Company’s interested directors, Janice E. Walker, have agreed to resign from the board of directors of the Company upon stockholder approval of the New Investment Advisory Agreement (as defined below) and the completion of the Transaction;

2.
Approve a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Company and MSC Adviser to take effect upon the closing of the Transaction, which will replace our Current Investment Advisory Agreement. If approved by stockholders, the New Investment Advisory Agreement will have an initial term of two years and be subject to annual renewal thereafter; and

3.	Conduct such other business as may properly come before the Annual Meeting or any adjournment thereof.

Our board of directors does not know of any matters that may be acted upon at the Annual Meeting other than the matters set forth in the first two bullets listed above.
Who can vote at the Annual Meeting?
The record date for the determination of holders of shares of our Common Stock entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement thereof, is the close of business on July 23, 2020. Each holder of shares of our Common Stock issued and outstanding as of the record date is entitled to vote at the Annual Meeting. As of July 23, 2020, 79,608,304 shares of our Common Stock were outstanding.
How many votes do I have?
Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. Each proxy card you receive shows the number of shares of Common Stock you are entitled to vote in connection with that proxy card. There is no cumulative voting.
How can I vote?
You may vote in person at the Annual Meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via the Internet at www.proxyvote.com/HMIF or by following the instructions on the Notice of Internet Availability of Proxy Materials;

•	by telephone, by calling toll free 1-800-690-6903; or

•	by mail, by completing, signing, dating and returning your proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials.
For those stockholders with Internet access, we encourage you to vote via the Internet, a convenient means of voting that also provides cost savings to us. In addition, when you vote via the Internet or by phone prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting and the control number required to submit your vote via the Internet or by phone, see the Notice of Internet Availability of Proxy Materials or your proxy card.
You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the Annual Meeting. To obtain directions to be able to attend the Annual Meeting and vote in person, please contact HMS Income Fund, Inc. Investor Relations at (888) 220-6121.

What are the recommendations of the board of directors?

The board of directors unanimously recommends that you vote “FOR” the election of each of the five (5) director nominees named in the proxy and “FOR” the approval of the New Investment Advisory Agreement.

How will proxies be voted?
Shares of Common Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the proxy card is properly signed and returned without any directions given, the shares will be voted as recommended by our board of directors “FOR” the election of the five (5) director nominees named in the proxy and “FOR” the approval of the New Investment Advisory Agreement.
“Broker non-votes” are votes cast for shares held by a broker, bank or other nominee for which such nominee has not received voting instructions from the beneficial owner. On any “routine” proposals brought before an annual meeting of stockholders, such nominee is permitted to exercise voting discretion. On “non-routine” proposals, such nominee may not exercise voting discretion. All of the proposals to be considered at the Annual Meeting are “non-routine proposals.” Therefore, in order to cast votes for such “non-routine” proposals, stockholders that hold shares in “street name” through a broker, bank or other nominee must provide such broker, bank or other nominee with specific voting instructions with respect to such proposals. If you do not provide voting instructions, votes may not be cast on your behalf with respect to such proposals.

The board of directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in accordance with their discretion on such matters.

Why am I being asked to vote on the New Investment Advisory Agreement?

The consummation of the Transaction will result in the assignment for purposes of the 1940 Act of the Current Investment Advisory Agreement and, as a result, its immediate termination. Because the Sub-Advisory Agreement contains a provision stating that it will terminate upon the termination of the Current Investment Advisory Agreement, the Sub-Advisory Agreement will terminate at such time as well. Accordingly, stockholders of the Company are being asked to approve the New Investment Advisory Agreement with MSC Adviser. If approved by stockholders, the New Investment Advisory Agreement will have an initial term of two years and be subject to annual renewal thereafter. The board of directors, including all of the directors who are not “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act (each, an “Independent Director”), believes that approval of the New Investment Advisory Agreement will provide the benefits to the Company discussed below. The board of directors, including all of the Independent Directors, has unanimously approved the New Investment Advisory Agreement and believes it to be in the best interests of the Company and its stockholders.

What are the benefits of the New Investment Advisory Agreement to the Company and its stockholders?

In evaluating the New Investment Advisory Agreement, the board of directors requested an extensive set of materials regarding MSC Adviser and its affiliates.

MSC Adviser, which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), was formed in November 2013 as a wholly owned subsidiary of Main Street to provide investment management and other services to parties other than Main Street and its subsidiaries or their portfolio companies. MSC Adviser or its affiliate has provided investment sub-advisory services to the Company since our inception pursuant to the Sub-Advisory Agreement.

Main Street, which is headquartered in Houston, Texas, was formed in March 2007 to operate as an internally managed business development company ("BDC") under the 1940 Act. Main Street is a principal investment firm primarily focused on providing customized debt and equity financing to lower middle market ("LMM") companies and debt capital to middle market ("Middle Market") companies. The portfolio investments of Main Street and its consolidated subsidiaries are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in a variety of industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides "one stop" financing alternatives within its LMM portfolio. Main Street and its consolidated subsidiaries invest primarily in secured debt investments, equity investments, warrants and other securities of LMM companies based in the United States and in secured debt investments of Middle Market companies generally headquartered in the United States. Main Street generally targets LMM companies with annual revenues between $10 million and $150 million and annual EBITDA between $3 million and $20 million, and its LMM portfolio investments generally range in size from $5 million to $50 million. Main Street’s Middle Market investments are made in businesses that are generally larger in size than its LMM portfolio companies, with annual revenues typically between $150 million and $1.5 billion, and its Middle Market investments generally range in size from $3 million to $20 million. As of March 31, 2020, Main Street had over $4.0 billion in capital under management, including undrawn debt capital and capital under management as a sub-adviser to the Company. Upon consummation of the Transaction, the Company will be led by certain individuals affiliated with Main Street and MSC Adviser. MSC Adviser is familiar with the assets held by the Company, and as of March 31, 2020, approximately 98.5% of the Company’s portfolio investments were also held by Main Street.

The board of directors considered entering into a proposed new investment advisory agreement with MSC Adviser at a meeting of the board of directors held on May 28, 2020. The board of directors met with representatives of MSC Adviser to consider the New Investment Advisory Agreement on June 29, 2020, and discussed materials regarding both the Current Investment Advisory Agreement and the New Investment Advisory Agreement prior to that date during a series of telephonic meetings of the Independent Directors, as discussed below under “Proposal 2 - Approval of New Investment Advisory Agreement.” At the June 29, 2020 meeting, the board of directors, including all of the Independent Directors, unanimously approved the New Investment Advisory Agreement. The Independent Directors met separately with counsel on multiple occasions in connection with their review of the New Investment Advisory Agreement and the Transaction. In reaching its decision to approve the New Investment Advisory Agreement, the board of directors, including all of the Independent Directors, reviewed a significant amount of information, which had been furnished by MSC Adviser at the request of counsel on behalf of our board of directors, including the Independent Directors. In reaching a decision to approve the New Investment Advisory Agreement, the board of directors considered, among other things: the nature, extent and quality of services to be performed by MSC Adviser; the investment performance of the Company and funds managed by MSC Adviser, including MSC Adviser’s performance as sub-adviser of the Company; the fact that all of the Company’s investments in LMM companies represent co-investments with Main Street and/or its affiliates, creating alignment among, on the one hand, MSC Adviser and Main Street, and on the other hand, the Company and its stockholders; Main Street’s investment performance; Main Street’s unique experience with investments in LMM companies, and specifically combined debt and equity investments in LMM companies, which represent a meaningful portion of the Company’s current investment portfolio and a key part of the Company’s investment strategy; the expected costs of services to be provided and the anticipated profits to be realized by MSC Adviser from its relationship with the Company; other ancillary benefits MSC Adviser may derive from assuming the investment advisor role; the fact that, under the Purchase Agreement, HMS Adviser and MSC Adviser have agreed to irrevocably waive, upon and subject to consummation of the Transaction, (a) recoupment of previously waived incentive fees owed by the Company to HMS Adviser, MSC Adviser or any of their respective affiliates under the Current Investment Advisory Agreement and the Sub-Advisory Agreement as of the closing of the Transaction, and (b) all costs and expenses related to Internal Administrative Services (as defined below in “Proposal 1 - Election of Directors - Certain Relationships and Related Transactions - Waiver of Certain Fees and Expenses”) for the period commencing on July 1, 2020 through the closing of the Transaction; the possible economies of scale that would be realized due to the Company’s growth; whether fee levels reflect such economies of scale for the benefit of investors; and comparisons of services to be rendered to and fees to be paid by the Company with the services provided by and the fees paid to other investment advisers. See “Proposal 2 - Approval of New Investment Advisory Agreement” for additional detail regarding the board of directors’ and the Independent Directors’ approval of the New Investment Advisory Agreement.

What are the conditions of the Purchase Agreement?

The consummation of the Transaction is subject to certain terms and conditions, including, among others: (i) the requisite approval of the New Investment Advisory Agreement by the Company’s stockholders; (ii) the resignations of Gregory Geib, Peter Shaper and Janice Walker from the board of directors and the appointment to the board of directors of two new disinterested directors, as described herein, so that at least seventy-five percent (75%) of the members of the board of directors are not interested directors; (iii) the resignation of the Company’s existing officers and the election or appointment of Dwayne L. Hyzak as Chief Executive Officer and President, Brent D. Smith as Chief Financial Officer and Treasurer and Jason B. Beauvais as Senior Vice President, General Counsel and Chief Compliance Officer; (iv) the receipt of consents from the Company’s lenders under its two credit facilities and release of any liens on HMS Adviser’s assets; (v) the Company’s entry into a non-exclusive, royalty-free license agreement with Main Street to use the name “Main Street,” “MSC” or similar derivations thereof in the Company’s name; and (vi) customary other closing conditions, including that there has been no material adverse change. If each of the terms and conditions is satisfied or waived, the parties to the Purchase Agreement anticipate that the closing of the Transaction will take place as soon as possible following the Annual Meeting.

Are there any additional conditions associated with the Transaction?

Yes. The Transaction is structured to comply with the conditions imposed under Section 15(f) of the 1940 Act. Section 15(f) provides that when a sale of securities or any other interest in an investment adviser occurs that results in an “assignment” of an investment advisory contract, as such term is defined in the 1940 Act, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. These conditions are as follows:

•
First, during the three-year period following the consummation of a transaction, at least 75% of the investment company’s board of directors must not be “interested persons,” as such term is defined in the 1940 Act, of the new investment adviser or predecessor adviser. The board of directors is expected to meet this requirement following closing of the Transaction, as only one of the four members of the board of directors immediately following the closing of the Transaction will be an “interested person” of MSC Adviser or HMS Adviser; and

•
Second, an “unfair burden” must not be imposed on the investment company as a result of the Transaction relating to the sale of such interest, or any of its applicable express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the relevant transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of such an adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its stockholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). MSC Adviser will conduct, and use its reasonable best efforts to cause its affiliates to conduct, relevant aspects of their respective businesses in compliance with the conditions of Section 15(f). In this regard, it is notable that the New Investment Advisory Agreement will reduce the base management fee rate paid by the Company and will not increase the incentive fee rates. See below for further information regarding fees payable by the Company pursuant to the New Investment Advisory Agreement.

How will the closing of the Transaction affect the Company’s investment objectives and strategy?

Our investment objective, which is to generate current income through debt and equity investments, and, as a secondary objective, to generate long-term capital appreciation through such equity and equity-related investments, including warrants, convertible securities and other rights to acquire equity securities, will remain unchanged immediately following the entry into the New Investment Advisory Agreement.

Will the Company’s name change upon closing of the Transaction?

Yes. In accordance with the provisions of the General Corporation Law of the State of Maryland, the board of directors will approve a change in the Company’s name to MSC Income Fund, Inc. or a similar derivation thereof, subject to and effective upon the closing of the Transaction.

How will the base management fees payable by the Company change under the New Investment Advisory Agreement?

The New Investment Advisory Agreement will reduce the base management fee rate payable by the Company from 2.0% of our average gross assets under the Current Investment Advisory Agreement to 1.75% of our average gross assets. The term “gross assets” means total assets of the Company as disclosed on our balance sheet. “Average gross assets” are calculated based on our gross assets at the end of the two most recently completed calendar quarters.

How will the incentive fees payable by the Company change under the New Investment Advisory Agreement?

The calculation of incentive fees, as described herein, will remain the same as under the Current Investment Advisory Agreement.

How will the reimbursement of costs and expenses related to administrative services change under the New Investment Advisory Agreement?

Currently, HMS Adviser and MSC Adviser internally perform certain administrative services for the Company under the Current Investment Advisory Agreement and the Sub-Advisory Agreement and have historically agreed to voluntarily waive the reimbursement from the Company of the allocable portion of overhead and other expenses they incur in performing such administrative services (although they have not historically been under any contractual obligation to do so and are under no contractual obligation to do so on a go-forward basis). Following the effectiveness of the New Investment Advisory Agreement, MSC Adviser will continue to internally provide certain of these administrative services to the Company and intends to engage one or more third-party service providers, including, but not limited to, a third-party sub-administrator, to perform certain administrative services that are currently provided internally by HMS Adviser under the Current Investment Advisory Agreement (the “Externalized Services”), the costs and expenses of which will be borne by the Company’s stockholders. The aggregate costs related to the Externalized Services under the New Investment Advisory Agreement are expected to be lower than such costs as incurred under the Current Investment Advisory Agreement. However, because HMS Adviser and MSC Adviser have historically agreed to voluntarily waive the reimbursement of the allocable portion of overhead and other expenses they incur in performing such administrative services internally, any costs and expenses relating to the provision of such administrative services by third-

party service providers under the New Investment Advisory Agreement will result in an increase of the costs to be borne by the Company. MSC Adviser has agreed that the costs and expenses to be borne by the Company relating to the Externalized Services provided under the New Investment Advisory Agreement will not exceed 0.10% of the Company’s gross assets per annum (the “Externalized Services Expense Cap”). Any costs and expenses relating to the Externalized Services in excess of the Externalized Services Expense Cap will be borne by MSC Adviser at no cost to the Company’s stockholders. MSC Adviser and the Company’s board of directors intend to review the application of the Externalized Services Expense Cap annually following effectiveness of the New Investment Advisory Agreement.

What vote is required to approve each proposal?

Election of Directors. The affirmative vote of a plurality of all of the votes cast in person or by proxy at a meeting at which a quorum is present is necessary for the election of a director. Votes to “withhold authority” and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Approval of New Investment Advisory Agreement. Under our articles of amendment and restatement (the “Charter”), approval of the New Investment Advisory Agreement requires the affirmative vote of a majority of the outstanding voting securities of the Company, which also complies with the 1940 Act requirements. If the Company’s stockholders do not approve the proposal, the Current Investment Advisory Agreement with HMS Adviser will remain in effect, the Transaction will not be consummated, and the Company’s current directors and officers will not resign. The approval of the New Investment Advisory Agreement is a “non-routine” proposal. Abstentions and broker non-votes, if any, will have the same effect as votes against the approval of the New Investment Advisory Agreement.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority (greater than 50 percent) of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. If you are a beneficial owner of shares and do not provide voting instructions to your broker, bank, trustee or other nominee, your shares will not be voted at the Annual Meeting and will not be counted as present for quorum purposes.
The Chairman of the Annual Meeting will have the power to adjourn the Annual Meeting, whether or not a quorum is present, from time to time for any reason, including to solicit additional proxies, to a date not more than 120 days after the original record date without notice other than the announcement at the Annual Meeting. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session at which a quorum is present.
If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

What will happen if the Investment Advisory Agreement Proposal is not approved?

As discussed in more detail in this proxy statement, the closing of the Transaction is conditioned on, among other things: (i) the requisite approval of the New Investment Advisory Agreement by the Company’s stockholders; (ii) the resignations of Gregory Geib, Peter Shaper and Janice Walker from the board of directors and the appointment to the board of directors of two new disinterested directors, as described herein, so that at least seventy-five percent (75%) of the members of the board of directors are not interested directors; (iii) the resignation of the Company’s existing officers and the election or appointment of Dwayne L. Hyzak as Chief Executive Officer and President, Brent D. Smith as Chief Financial Officer and Treasurer and Jason B. Beauvais as Senior Vice President, General Counsel and Chief Compliance Officer; (iv) the receipt of consents from the Company’s lenders under its two credit facilities and release of any liens on HMS Adviser’s assets; (v) the Company’s entry into a non-exclusive, royalty-free license agreement with Main Street to use the name “Main Street,” “MSC” or similar derivations thereof in the Company’s name; and (vi) customary other closing conditions, including that there has been no material adverse change. If the New Investment Advisory Agreement is not approved by the Company’s stockholders, then the Transaction will not close, the Current Investment Advisory Agreement and the Sub-Advisory Agreement will remain in place, and our management and board of directors will remain unchanged.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (either in the mail, or by telephone or the Internet), by attending the Annual Meeting and voting in person or by written notice to us addressed to: HMS Income Fund, Inc., Attention: Jason P. Maxwell, General Counsel, Chief Compliance Officer and Corporate Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. No written revocation will be effective, however, unless and until it is received by us at or prior to the Annual Meeting.
Will you incur expenses in soliciting proxies?
The Company will bear all costs associated with soliciting proxies for the Annual Meeting. Solicitations may be made on behalf of our board of directors by mail, personal interview, telephone or other electronic means by our officers and other employees of HMS Adviser, who will receive no additional compensation. We have retained Broadridge Investor Communications Solutions, Inc. (“Broadridge”) to aid in the solicitation of proxies. We will pay Broadridge a fee of approximately $70,000 in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of our Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.
What does it mean if I receive more than one proxy card?
Some of your shares of our Common Stock may be registered differently or held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of Common Stock held in the applicable account. If you hold shares of Common Stock in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares of Common Stock. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card you receive. If you hold your shares of our Common Stock in registered form and wish to combine your stockholder accounts in the future, you should contact HMS Income Fund, Inc. Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders. The rule allows us, with the consent of affected stockholders, to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to HMS Income Fund, Inc. Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact HMS Income Fund, Inc. Investor Relations at the address or phone number above.

How do I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K within four business days from the date of the Annual Meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General
The role of our board of directors is to provide general oversight of the Company’s business affairs and to exercise all of the Company’s powers except those reserved for the stockholders. The responsibilities of our board of directors also include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities.
Pursuant to the Charter and Bylaws, the number of directors on our board of directors may not be fewer than three or greater than fifteen, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not an “interested person” as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the board of directors that are not independent directors are referred to as interested directors.
We currently have five directors, three of whom are independent. Generally, directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor has been duly elected and qualified, or until his or her earlier death, removal or resignation. Vacancies on the board of directors may be filled by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, removal or resignation.
Nominees for the Board of Directors
If elected at the Annual Meeting, each of the director nominees set forth below would serve until the 2021 annual meeting of stockholders or until his or her successor is duly elected and has qualified, or, if sooner, until his or her death, resignation or removal; provided, however, that two of the Company’s disinterested directors, Peter Shaper and Gregory R. Geib, and one of the Company’s interested directors, Janice E. Walker, have agreed to resign from the board of directors of the Company upon stockholder approval of the New Investment Advisory Agreement and the completion of the Transaction. Upon completion of the Transaction, the board of directors intends to reduce the number of directors that constitute the full board to four directors from five.

None of the director nominees has been nominated for election pursuant to any agreement or understanding between such person and the Company. Each of the director nominees has indicated his or her willingness to continue to serve if elected, and each has consented to be named as a nominee.

The proxy holders named on the proxy card intend to vote for the election of the five nominees listed below. The board of directors has selected these nominees on the recommendation of the Nominating and Corporate Governance Committee of the board of directors. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the instructions provided when you vote. Directors will be elected by a plurality of all of the affirmative votes cast at the Annual Meeting, in person or by proxy, provided that a quorum is present or represented by proxy.

If, by the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

The following table sets forth certain information regarding the five nominees for our board of directors:

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies	Public Directorships Held by Director During the Past Five Years
INTERESTED DIRECTORS
Dwayne L. Hyzak (3) Age: 47 Director	Since June 2020
Mr. Hyzak was appointed to our board of directors on June 29, 2020 and has served as Main Street’s Chief Executive Officer since November 2018 and as a member of Main Street’s board of directors since January 2018. Mr. Hyzak also serves as a member of Main Street’s management team’s investment and executive committees. Previously, he served as Main Street’s President (2015 until November 2018), Chief Operating Officer (2014 until November 2018), Chief Financial Officer (2011 until 2014) and Senior Managing Director since 2011. Mr. Hyzak has served in other senior executive positions at Main Street since prior to its IPO in 2007. From 2002, Mr. Hyzak has also served as a Senior Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of Main Street. From 2000 to 2002, Mr. Hyzak was a Director of Integration with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, where he was principally focused on the company’s mergers and acquisitions and corporate finance activities. Prior to joining Quanta Services, Inc., Mr. Hyzak, a certified public accountant, was a Manager with Arthur Andersen in its Transaction Advisory Services group. Mr. Hyzak holds a B.B.A. in Accounting from Southwest Texas State University.

We concluded Mr. Hyzak is qualified to serve on our board of directors because of his experience and long tenure in leadership roles, currently as Chief Executive Officer of Main Street, a publicly listed BDC, and previously as President and Chief Operating Officer of Main Street, along with his extensive experience in investing and managing investments in lower middle market companies, mergers and acquisitions, corporate finance, tax and accounting.
Director, Main Street Capital Corporation
Janice E. Walker (4) Age: 48 Director, Chairman, Chief Executive Officer and President	Director, Chairman and Chief Executive Officer since June 2020 President since 2019
Ms. Walker joined Hines in February 2005. Ms. Walker has served as our Chairman and Chief Executive Officer since June 29, 2020 and as our President and the President of the general partner of HMS Adviser since June 2019. In these positions, Ms. Walker is responsible for the execution of the Company’s business plan and operations. Since June 2019, Ms. Walker has also served as the Chief Operating Officer of Hines Global Income Trust and its advisor, Hines Global REIT II GP LLC. Ms. Walker is also a Senior Managing Director-Investment Management at Hines, a position she has held since June 2018. Prior to that she served as a Managing Director at Hines since July 2012. Since July 2017, Ms. Walker has also served as the Chief Executive Officer and President of Hines Realty Income Fund LLC (“HRIF”), a commingled discretionary closed-end fund with a real estate debt investment strategy that is sponsored by Hines.  In this role, Ms. Walker is responsible for establishing and executing portfolio strategy, including the oversight of the fund’s real estate debt investments.  Ms. Walker has been responsible for portfolio management for Hines Global Income Trust since July 2013 and for Hines Global REIT since December 2008. Ms. Walker was previously responsible for portfolio management for Hines REIT and Core Fund from 2005 through the liquidation and dissolution of Hines REIT and the Core Fund in August 2018 and December 2018, respectively.  She has also been responsible for the procurement of debt for real estate investment acquisitions, as well as corporate financing, and has originated over $5 billion for the benefit of the previously mentioned funds.  Prior to joining Hines, Ms. Walker had extensive acquisitions and asset management experience at a global hospitality firm.  She began her career at Arthur Andersen LLP where she was a manager in the audit practice for both public and private company clients.  Ms. Walker received a B.B.A and M.S.A in Accounting from Texas Tech University.

We concluded Ms. Walker is qualified to serve on our board of directors because of her business experience as our Chief Executive Officer and President, President of the general partner of HMS Adviser, Chief Operating Officer of Hines Global Income Trust and Hines Global REIT II GP LLC, and Senior Managing Director-Investment Management at Hines, along with her substantial experience in acquisitions, investments and asset management.

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies	Public Directorships Held by Director During the Past Five Years
INDEPENDENT DIRECTORS
Gregory R. Geib Age: 54 Director	Since 2013
Mr. Geib has served as an independent director since July 2013. Mr. Geib is currently an owner and Board Member of Quality Sausage Co. Mr. Geib served as President and Chief Executive Officer of Ajinomoto Windsor Inc. from July 2005 to July 2015 where he led the growth and development of the business from a $40 million regional manufacturer and marketer to a $900 million consumer products business with leading brands. Mr. Geib has a strong operating background, which includes new product and brand launches, plant startups and closures, and the development of strategic partner relationships. In addition, Mr. Geib has extensive financial and transactional experience. He has led multiple acquisitions and divestitures of different business units while at Windsor Foods. Prior to joining Windsor Foods, from September 1993 to June 1998, Mr. Geib served as the Executive Vice President of PGI International, a manufacturer of specialty valves and safety equipment. From 1989 to 1991, Mr. Geib was employed by the General Electric Company. He is also currently on the Board of Square Robot, Inc., Eat Real Food LLC, and Family Legacy Missions International. Mr. Geib received his Masters of Business Administration from the J.L. Kellogg Graduate School of Management, Northwestern University, and graduated cum laude from the Wharton School, University of Pennsylvania with a Bachelor of Science in Economics.

We concluded that Mr. Geib is qualified to serve on our board of directors because of his strong operating background, including his development of strategic partner relationships, in addition to his extensive financial and transactional experience.

John O. Niemann, Jr. Age: 63 Director	Since 2012
Mr. Niemann has served as an independent director since 2012. Mr. Niemann has also served as a director and Chairman of the Audit Committee of Hines Global Income Trust since August 2014 and as a director and Chair of the Audit Committee of Adams Resources & Energy, Inc. since May 2019. Since June 2013, he has served as a Managing Director of Andersen Tax LLC. He is also the President and Chief Operating Officer of Arthur Andersen LLP and has been since 2003. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. He began his career at Arthur Andersen LLP in 1978 and served in increasing responsibilities in senior management positions with that firm since 1992. Mr. Niemann has served on the board of directors of many Houston area non-profit organizations, including Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The University of St. Thomas, The Alley Theatre and Taping for the Blind, Inc. He graduated with a Bachelor of Arts in Managerial Studies (magna cum laude) and a master’s degree in accounting from Rice University, received a juris doctor (summa cum laude) from the South Texas College of Law and a Masters of Law (LL.M.) in taxation (summa cum laude) from the University of San Francisco School of Law.

We concluded that Mr. Niemann’s significant experience in the public accounting industry including over 40 years in various capacities at Arthur Andersen LLP makes him well qualified to serve as one of our directors. Drawing on this experience, Mr. Niemann is able to provide valuable insights regarding our investment strategies, internal controls, and financial reporting. In addition, through his experience serving on the board of directors of two other public companies, Mr. Niemann has significant experience in the requirements of serving on a public company board.
Director and Chairman of Audit Committee, Hines Global Income Trust Director and Chair of the Audit Committee, Adams Resources & Energy, Inc.

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies	Public Directorships Held by Director During the Past Five Years
Peter Shaper Age: 54 Director	Since 2012
Mr. Shaper has served as an independent director since 2012. Mr. Shaper has served as Chief Executive Officer and Executive Director of Speedcast International Limited (“Speedcast”), a satellite communications provider, since February 2020. Mr. Shaper was appointed to this role to navigate Speedcast’s petition for relief under Chapter 11 of the U.S. Bankruptcy Code filed in April 2020. Prior to founding Greenwell Energy Solutions in 2012, Mr. Shaper served as the Chief Executive Officer of CapRock Communications where he led its acquisition from McLeod in 2002 through to its sale to Harris Corporation in 2011. CapRock is a global satellite communications provider serving the energy, government and maritime industries. During his tenure, CapRock grew from a primarily domestic business with $30 million in revenue to the leading global player in its market with over $600 million in revenue. Mr. Shaper is also a founding partner of Houston-based private equity group Genesis Park. Genesis Park focuses on buyouts, partnering strategies with public corporations and growth financing bringing each company capital, commercial execution capabilities and a depth of experience in mergers and acquisitions. Previously, Mr. Shaper was the President of Donnelley Marketing, a division of First Data Corporation. He was directly responsible for the turnaround of the $100 million revenue database marketing company which led to a successful sale to a strategic buyer. In 1996, Mr. Shaper helped found the Information Management Group (“IMG”), as its Executive Vice President of Operations and CFO. IMG grew to more than $600 million in revenue during his tenure. Prior to joining IMG, Mr. Shaper was with a Dallas-based private equity firm where he was responsible for investments in numerous technology-oriented companies, as well as assisting those companies with developing long-term strategies and financial structures. Mr. Shaper also has several years of experience with the international consulting firm McKinsey & Company. Mr. Shaper holds a Master of Business Administration degree from Harvard University and a Bachelor of Science in Engineering from Stanford University. Mr. Shaper currently serves on the board of directors of Greenwell Energy Solutions, Genesis Park, Twenty20 Solutions LLC, Virgil Holdings, Speedcast International Limited and Hines Global REIT as well as the non-profit boards of Lemonade Day Houston and Knowledge is Power Prep Schools (Houston).

We concluded that Mr. Shaper’s significant experience as a senior executive officer of sophisticated companies, such as Greenwell Energy Solutions, CapRock Communications, Inc., Genesis Park LP and Donnelley Marketing/First Data Corporation, as well as his experience founding and leading IMG, make him well qualified to serve on our board of directors.
Director, Hines Global REIT

(1)
Except for Mr. Hyzak, the address of each of the director nominees is c/o HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. The address for Mr. Hyzak is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056. The age given for each of our directors is as of July 15, 2020.

(2)	Directors serve for a term until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier removal or resignation.

(3)
Pursuant to the terms of the Sub-Advisory Agreement, MSC Adviser provides HMS Adviser with investment sub-advisory services. We refer to HMS Adviser and MSC Adviser, collectively, as our “Advisers.” Pursuant to the terms of the Sub-Advisory Agreement, and for so long as MSC Adviser acts as our sub-adviser, whether pursuant to the Sub-Advisory Agreement or otherwise, MSC Adviser may select a nominee who will be nominated to serve as a member of our board of directors. MSC Adviser proposed Mr. Hyzak to serve as a director to our Nominating and Corporate Governance Committee, and he is considered an “interested person” because of his affiliation with Main Street.

(4)
Ms. Walker is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act because of her affiliation with HMS Adviser, Hines, its affiliated entities and Hines Securities Inc., our dealer manager (the “Dealer Manager”).

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the board of directors performs a risk oversight function for the Company consisting of the following activities: (1) at regular and special board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company and our Advisers; (2) reviewing and approving the Company’s investment advisory agreement and, as applicable, the compliance policies and procedures of the Company; (3) reviewing investment strategies, techniques and the processes used to manage related risks; (4) reviewing reports of HMS Adviser and third-party valuation firm(s) and reviewing recommendations from HMS Adviser’s Valuation Committee, to assist the board of directors in establishing a fair value for the Company’s investment portfolio; (5) meeting with representatives of, or reviewing reports prepared by or with respect to, key service providers, including the investment adviser, administrator, distributor, transfer agent, custodian and independent registered public accounting firm of the Company, to review and discuss the activities of the Company and to provide direction with respect thereto; (6) reviewing periodically, and at least annually, the Company’s fidelity bond, directors and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; and (7) overseeing the Company’s accounting and financial reporting processes, including supervision of the Company’s independent registered public accounting firm to ensure that they provide timely analysis of significant financial reporting and internal control issues.

The board of directors also performs its risk oversight responsibilities with the assistance of the Company’s Chief Compliance Officer. The board of directors receives quarterly and annual reports from the Chief Compliance Officer, who reports on the Company’s compliance with applicable securities laws and its internal compliance policies and procedures. In addition, the Company’s Chief Compliance Officer prepares a written report annually evaluating the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s reports, which are reviewed by the board of directors, address at a minimum: (1) the operation and effectiveness of the compliance policies and procedures of the Company and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (4) any compliance matter that has occurred since the date of the last report about which the board of directors would reasonably need to know to oversee the Company’s compliance activities and risks. The Chief Compliance Officer also meets separately in executive session with the independent directors at least once each year. In addition to compliance reports from the Company’s Chief Compliance Officer, the board of directors also receives reports from legal counsel to the Company regarding regulatory, compliance and governance matters.

Ms. Walker has served as our President since June 30, 2019 and as our Chief Executive Officer since June 29, 2020 and was appointed as Chairman of our board of directors on June 29, 2020. Our board of directors believes that, due to her experience as our President and her recent election as Chief Executive Officer, Ms. Walker has extensive knowledge of the Company’s business strategy and is best situated to serve as Chairman of our board of directors.

Our Charter and the regulations governing BDCs generally require that a majority of the board of directors be persons other than “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act. The board of directors does not currently have a lead independent director. Our board of directors believes that its current leadership structure, which places significant responsibilities on committees led by independent directors, is the optimal structure for the Company at this time because it allows the Company’s directors to exercise informed and independent judgment, and allocates areas of responsibility among committees of independent directors and the full board of directors in a manner that enhances effective oversight. The board of directors is of the opinion that having a majority of independent directors is appropriate and in the best interest of the Company’s stockholders, but also believes that having interested persons serve as directors brings both corporate and financial viewpoints that provide significant benefits in its decision-making process. Our board of directors reviews its leadership structure periodically to ensure that the leadership structure remains appropriate and will make changes if and when it determines such changes are necessary or proper.

During 2019, our board of directors met 12 times. During 2019, no director attended fewer than 75% of the aggregate of all meetings held during 2019 by our board of directors and by the committees on which the director served. We encourage, but do not require, our directors to attend the Annual Meeting. We anticipate that all of our directors, each of whom has been nominated for re-election, will attend the Annual Meeting. Each of our directors who served on our board of directors at the time of our 2019 annual meeting of stockholders attended such meeting.

Committees of the Board of Directors

The four standing committees of our board of directors are: the Pricing Committee, the Audit Committee, the Nominating and Corporate Governance Committee and the Conflicts Committee. You may obtain copies of the charters for each of the Audit Committee, the Nominating and Corporate Governance Committee and the Conflicts Committee from our website at https://www.hinessecurities.com/hmsincomefund. Each of the Audit, Nominating and Corporate Governance and Conflicts committees currently has three members and is composed entirely of independent directors.

The board of directors has not established a standing compensation committee because the executive officers of the Company do not receive any direct compensation from the Company. The board of directors, as a whole, participates in the consideration of director compensation, and decisions on director compensation are based on a review of data of comparable BDCs. Because we do not directly compensate our executive officers, the board of directors does not produce and/or review a report on executive compensation practices.

Pricing Committee

Unless our stockholders allow us to do so, we are prohibited from selling, or issuing pursuant to our distribution reinvestment plan, shares of our Common Stock at a price below current net asset value, exclusive of any distributing commission or discount, as applicable. We closed our continuous public offering of our Common Stock to new investors effective September 30, 2017. Therefore, the Pricing Committee is currently responsible for assisting the board of directors in ensuring that shares issued pursuant to our distribution reinvestment plan do not contravene this restriction. The Pricing Committee considers various factors, including the valuations of our investment portfolio provided by our Advisers in determining whether the standard has been met. During 2019, the Pricing Committee was comprised of two members, held no meetings and took action through 12 unanimous written consents.

Ms. Walker and Mr. Hyzak currently serve as the members of our Pricing Committee and have served in such roles since June 29, 2020. Following the closing of the Transaction, the then-current board of directors will determine the new composition of the Pricing Committee.

Audit Committee

The Audit Committee assists the board of directors in overseeing:

•	the integrity of our financial statements and other information to be provided to our stockholders;

•	our compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence;

•	the performance of our risk management function and independent auditors; and

•	our systems of disclosure controls and procedures and internal controls over financial reporting.

Messrs. Geib, Niemann and Shaper serve as the members of our Audit Committee, and Mr. Niemann serves as the Chairman of the Audit Committee. Our board of directors has determined that each of the members of the Audit Committee meets the independence standards established by the SEC for audit committees and is not an “interested person” for purposes of the 1940 Act. In addition, our board of directors has determined that Mr. Niemann is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise determined by the board of directors, no member of the committee may serve as a member of the Audit Committee of more than three other public companies.

During 2019, the Audit Committee was comprised of three members and held six meetings. All of the members of this committee attended the Audit Committee meetings during 2019.

The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2019 is presented below under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, in performing its duties:

•	assists our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommends candidates to our board of directors to fill vacancies on the board of directors and to stand for election by the stockholders at the annual meeting;

•	recommends committee assignments for directors to the full board of directors;

•	recommends a successor to the Company’s Chief Executive Officer when a vacancy occurs;

•	periodically assesses the performance of our board of directors;

•	reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

•	reviews and monitors our code of business conduct and ethics for senior executive and financial officers, and any other corporate governance policies and procedures we may have from time to time.

Messrs. Geib, Niemann and Shaper serve as the members of our Nominating and Corporate Governance Committee, and Mr. Geib serves as the Chairman of the Nominating and Corporate Governance Committee. Our board of directors has determined that each member of our Nominating and Corporate Governance Committee meets the independence standards established by the SEC for nominating committees and is not an “interested person” for purposes of the 1940 Act.

Among the criteria the committee uses in evaluating the suitability of individual nominees for our board of directors (whether such nominations are made by management, a stockholder or otherwise), the committee considers each nominee’s:

•	personal and professional integrity, experience and skills;

•	ability and willingness to devote the time and effort necessary to be an effective board member;

•	commitment to acting in our best interests and the best interests of our stockholders; and

•	compliance with the independence and other applicable requirements of the 1940 Act and the SEC and all other applicable laws, rules, regulations and listing standards.

The committee also considers the diversity of the board of directors in terms of having an appropriate mix of experience, education and skills, the requirements contained in our Charter and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives.

If the board of directors determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee considers whether it is advisable to retain a third-party search firm to identify candidates. During 2019, the Company paid no fees to third parties to assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee also considers nominees timely submitted by stockholders under and in accordance with the provisions of our Bylaws. For additional information regarding this process, see “Stockholder Proposals for the 2021 Annual Meeting” below. A stockholder’s notice must set forth specified information as to each item of business to be proposed for consideration by stockholders and as to each person whom the stockholder proposes to nominate for election to the board of directors, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, by Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). The Nominating and Corporate Governance Committee will consider all such nominees and will take into account all factors the committee determines are relevant, including the factors summarized above.

During 2019, the Nominating and Corporate Governance Committee was comprised of three members and held four meetings. All of the members of this committee attended the Nominating and Corporate Governance Committee meetings held during 2019.

Conflicts Committee

Messrs. Geib, Niemann and Shaper serve as the members of our Conflicts Committee, and Mr. Shaper serves as the Chairman of the Conflicts Committee.

The Conflicts Committee reviews and approves specific matters that the board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our stockholders. The Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us, on the one hand, and HMS Adviser, MSC Adviser, Hines or any member of our board of directors, or any of their respective affiliates, on the other hand, including the annual renewal of the Current Investment Advisory Agreement, the Sub-Advisory Agreement and, prior to the closing of our offering to new investors effective September 30, 2017, the dealer manager agreement between us and the Dealer Manager. The Conflicts Committee is also responsible for reviewing and approving each purchase or lease by us of property from an affiliate or purchase or lease by an affiliate from us. The Conflicts Committee is responsible for reviewing our Advisers’ performance and the fees and expenses paid by us to our Advisers and any of their respective affiliates. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our stockholders.

During 2019, the Conflicts Committee was comprised of three members, held four meetings and took action through eight unanimous written consents. All of the members of this committee attended the Conflicts Committee meetings held during 2019.

The Conflicts Committee has reviewed our policies and reports to determine if they are being followed by us and whether they are in the best interests of our stockholders.

The Conflicts Committee reviewed the material transactions between HMS Adviser, MSC Adviser and Hines and their respective affiliates and the Company that occurred during 2019, which transactions are described in “Certain Relationships and Related Transactions” below, and has determined that all our transactions and relationships with our Advisers and Hines and their respective affiliates during 2019 were fair and were approved in accordance with the policies referenced in “Certain Relationships and Related Transactions” below.

The Conflicts Committee reviewed the proposed New Investment Advisory Agreement, and the transactions and changes related thereto, and determined that the New Investment Advisory agreement is in the best interests of the Company and our stockholders.

Communications Between Stockholders and the Board of Directors
The board of directors welcomes communications from the Company’s stockholders. Stockholders may send communications to the board of directors or to any particular director to the following address: HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Jason P. Maxwell, General Counsel, Chief Compliance Officer and Corporate Secretary. Stockholders should indicate clearly the director or directors to whom the communication is being sent. All stockholders communications received in this manner will be delivered to one or more members of the board of directors.
Information about Executive Officers Who Are Not Directors

The following table sets forth certain information regarding the current executive officers of the Company who are not directors of the Company:

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupations During Past Five Years

David M. Covington Age: 46 Chief Financial Officer	Since 2019
Mr. Covington joined Hines in May 2006 and is a Senior Vice President-Controller, Investment Management of Hines. Mr. Covington has served as our Chief Financial Officer, a member of HMS Adviser’s investment committee, and the Chief Financial Officer of the general partner of HMS Adviser since June 2019. In this role, Mr. Covington is responsible for the oversight of financial operations, equity and debt financing activities, investor relations, accounting, financial reporting, tax, legal, compliance and administrative functions. Prior to that, Mr. Covington served as Chief Accounting Officer and Treasurer of the Company and of the general partner of HMS Adviser from February 2015 until June 2019. He also served as a member of the valuation committee for HMS Adviser from February 2015 until June 2019. Additionally, Mr. Covington has served as Chief Financial Officer and Treasurer of HRIF since July 2017. In this role, Mr. Covington is responsible for the oversight of financial operations, equity and debt financing activities, investor relations, accounting, financial reporting, tax, legal compliance and administrative functions. Mr. Covington also served as the Chief Accounting Officer and Treasurer of the Core Fund from November 2011 through such entity’s dissolution in December 2018. He previously served as Senior Controller for the Core Fund from July 2010 through October 2011 and as Controller for the Core Fund from May 2006 through June 2010. Prior to joining Hines, Mr. Covington spent four years at Ernst & Young LLP in the audit practice and most recently, was Corporate Controller of an information technology services firm. He graduated from the University of Texas at Austin with a Bachelor of Business Administration and Master of Professional Accounting and is a certified public accountant.

Alejandro O. Palomo Age: 40 Chief Investment Officer	Since 2019
Mr. Palomo joined Hines in August 2012 as a Director-Investment Management and was promoted to Managing Director-Investment Management at Hines in August 2016. Since June 2019, Mr. Palomo has served as our Chief Investment Officer. Mr. Palomo has served as the lead member of the investment committee and as senior portfolio manager for HMS Adviser since his arrival at Hines in 2012. Additionally, he serves as a member of the valuation committee for HMS Adviser. In these roles, Mr. Palomo is involved with the evaluation and approval of the Company’s investment opportunities as well as the monitoring of investment performance and valuation of the portfolio. Prior to joining Hines, from March 2008 to August 2012, Mr. Palomo was a Director at Main Street involved with the origination, underwriting and valuation of investments within Main Street’s lower middle-market portfolio. Before joining Main Street, from January 2005 to March 2008, Mr. Palomo worked at PricewaterhouseCoopers LLP in the transaction services group and the audit practice. He holds a B.B.A and a Masters in Accountancy from the University of Texas at El Paso and is a certified public accountant.

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupations During Past Five Years

Jeffrey S. Folkerts Age: 42 Chief Accounting Officer and Treasurer	Since 2019
Mr. Folkerts joined Hines in August 2004. Since June 2019, Mr. Folkerts has served as our Chief Accounting Officer and Treasurer and as a member of HMS Adviser’s valuation committee. Since February 2020, Mr. Folkerts also has served as Vice President - Controller of Hines. Mr. Folkerts served as a Senior Controller for Hines from July 2015 to January 2020 and as a Controller for Hines from July 2007 to June 2015. Since May 2012, Mr. Folkerts has served as a Controller for various Hines investment funds, including the Company, since January 2015, the Core Fund, and HRIF. In these roles, he was responsible for the management of the accounting, financial reporting and the SEC reporting functions, as applicable. From August 2004 until April 2012, Mr. Folkerts was responsible for management of the accounting and financial reporting functions for various real estate assets in Hines’ Southeast Region. Prior to joining Hines, Mr. Folkerts spent three years in the audit practices of Deloitte & Touche LLP and Arthur Andersen LLP, serving public and private clients primarily in the real estate industry. He holds a B.B.A. and Masters in Accounting from Auburn University and is a certified public accountant.

Jason P. Maxwell Age: 47 Chief Compliance Officer General Counsel and Corporate Secretary	Since 2015 Since 2019
Mr. Maxwell joined Hines in June 2006. Since August 2015, Mr. Maxwell has served as our and HMS Adviser’s Chief Compliance Officer. Since June 2019, Mr. Maxwell has also served as our General Counsel and Corporate Secretary and as the General Counsel and Corporate Secretary of the general partner of HMS Adviser, Hines Global Income Trust and Hines Global REIT (as well as Hines Global REIT II Advisors LP and Hines Global REIT Advisors LP). Mr. Maxwell was also appointed Senior Vice President-Legal and Co-Head of Legal at Hines in May 2019. Prior to that, he was Vice President-Legal for Hines since September 2016. Mr. Maxwell is also the General Counsel of Hines Advisors Limited Partnership (“HALP”), a position he has held since January 2014. Prior to that, he held the title of Corporate Counsel of HALP from May 2006 through December 2013. Additionally, he serves as a non-voting member and chair of the Valuation Committee for HMS Adviser. In his roles at Hines, Mr. Maxwell created and leads the internal legal function for HALP and provides legal services to the Company, Hines Global Income Trust and Hines Global REIT, each of which are managed affiliates of Hines. Prior to their dissolution in August 2018 and December 2018, respectively, he led the provision of legal services to Hines REIT and the Core Fund. Among his other responsibilities, he provides corporate governance and general compliance guidance for the previously-mentioned funds’ boards of directors. Prior to joining Hines, Mr. Maxwell was a partner in the law firm of Locke Liddell & Sapp LLP (n/k/a Locke Lord) where he practiced corporate and securities law. He graduated from the University of Miami with a Bachelor of Business Administration degree in Finance, and holds a Juris Doctorate degree from the Georgetown University Law Center. He is also a member of the State Bar of Texas.

(1)
The address for each executive officer is c/o HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. The age given for each of our executive officers is as of July 15, 2020.

(2)	Each officer holds office until his successor is chosen and qualified or until his earlier death, removal or resignation.

Compensation Discussion and Analysis

We currently have no employees. HMS Adviser, with the assistance of MSC Adviser, performs our day-to-day management functions. We do not pay any of the officers of the Company for serving in their respective positions. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to our Advisers and their respective affiliates.

Code of Ethics

We, our Advisers and our Dealer Manager have each adopted a code of ethics that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. We have included these codes of ethics as exhibits to our Form 10-K. In addition, the code of ethics is available on the EDGAR Database on the SEC’s Internet site at https://www.sec.gov.

The Company has established a policy designed to prohibit our officers, directors and employees and the employees of HMS Adviser from buying or selling shares of the Company while in possession of material nonpublic information. The Company’s common stock is not listed on any securities exchange and therefore hedging of our securities and/or related activities are not applicable to the Company.

DIRECTOR COMPENSATION

Our independent directors are entitled to an annual retainer of $90,000 in addition to meeting fees of (i) $2,500 for each meeting of the board of directors attended in person or via teleconference and (ii) $1,000 for each committee meeting attended in person or via teleconference. We do not pay compensation to our interested directors.

Additionally, the Chairs of certain committees of the board of directors are entitled to the following annual retainer amounts:

•	$15,000 to the Chair of the Audit Committee;

•	$10,000 to the Chair of the Conflicts Committee; and

•	$10,000 to the Chair of the Nominating and Corporate Governance Committee.

We reimburse all of our directors for reasonable out-of-pocket expenses incurred in connection with their service on the board of directors.

The following table sets forth information regarding compensation of our directors during the fiscal year ended December 31, 2019.
2019 Director Compensation

Name of Director	Fees Earned or Paid in Cash	All Other Compensation (1)	Total Compensation (2)
Interested Directors:
Nicholas T. Meserve (3)	$—	$—	$—
Sherri W. Schugart (4)	—	—	—
Independent Directors:
Gregory R. Geib	137,736	—	137,736
John O. Niemann, Jr.	142,736	—	142,736
Peter Shaper	137,736	—	137,736

(1)
We did not award any portion of the fees earned by our directors in stock or options during the year ended December 31, 2019, we do not have a profit-sharing, compensation or retirement plan, and directors do not receive any pension or retirement benefits.

(2)	The amounts listed are for the fiscal year ending December 31, 2019.

(3)	Mr. Meserve served as a director until his resignation on June 29, 2020.

(4)	Ms. Schugart served as a director until her resignation on June 29, 2020.

The following table sets forth the dollar range of equity securities of the Company that were beneficially owned by each director as of July 23, 2020:

Name and Address(1)	Dollar Range of Equity Securities Beneficially Owned(2)(3)(4)
Interested Directors:
Dwayne L. Hyzak	None
Janice E. Walker	$50,001 – $100,000
Independent Directors:
Gregory R. Geib	None
John O. Niemann, Jr.	Over $100,000
Peter Shaper	None

(1)
Except for Mr. Hyzak, the address of each director is c/o HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. The address for Mr. Hyzak is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.

(3)	The dollar range of equity securities beneficially owned by our directors is based on our net asset value per share of $6.50 as of March 31, 2020.

(4)	The dollar range of equity securities beneficially owned is: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS

Ownership
No person is deemed to control us, as such term is defined in the 1940 Act through beneficial ownership of our Common Stock. The following table sets forth, as of July 23, 2020, information with respect to the beneficial ownership of our Common Stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our Common Stock;

•	each of our directors and each officer; and

•	all of our directors and officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no Common Stock subject to options that are currently exercisable or exercisable within 60 days of July 23, 2020.

Unless otherwise indicated, all shares of Common Stock are owned directly and the named person has sole voting and investment power. None of the shares of Common Stock beneficially owned by our officers or directors has been pledged as security for an obligation.

	Shares beneficially owned as of July 23, 2020
Name and Address(1)	Number(2)	Percentage of Current Ownership(2)
Other Interested Persons:
HMS Investor LLC(3)	861,323.81	1.1%
Interested Directors:
Dwayne L. Hyzak	—	—
Janice E. Walker	9,746.51	*
Independent Directors:
Gregory R. Geib	—	—
Peter Shaper	—	—
John O. Niemann, Jr.	36,641.02	*
Officers (that are not directors):
David M. Covington	3,829.04	*
Alejandro O. Palomo	9,191.60	*
Jeffrey S. Folkerts	—	—
Jason P. Maxwell	—	—
All officers and directors as a group (9 persons)	59,408.17	*

*	Amount represents less than 1.0%.

(1)
Except for Mr. Hyzak, the address of each beneficial owner is c/o HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. The address for Mr. Hyzak is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

(2)	Based on a total of 79,608,304 shares of our Common Stock issued and outstanding as of July 23, 2020.

(3)
HMS Investor LLC is a Delaware limited liability company. Hines Investment Holdings Limited Partnership is the 92% member of HMS Investor LLC and, as such, has voting and dispositive power over the 861,323.81 shares owned by HMS Investor LLC. JCH Investments, Inc. is the general partner of Hines Investment Holdings Limited Partnership and, as such, shares voting and dispositive power over the 861,323.81 shares held by HMS Investor LLC. As a result of his position at JCH Investments, Inc., Jeffrey C. Hines also shares voting and dispositive power over the 861,323.81 shares held by HMS Investor LLC.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and any person owning more than ten percent of our Common Stock to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC. Based on our review of any Forms 3, 4 or 5 filed by such persons and information provided by our directors and officers, we believe that during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to such persons were timely filed, except that a Form 4 filed for Alejandro O. Palomo and a Form 4 filed for Jeffrey S. Folkerts were filed late due to technical difficulties.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Advisers

HMS Adviser is registered as an investment adviser under the Advisers Act. HMS Adviser is wholly owned by Hines. Hines is indirectly owned and controlled by Gerald D. Hines and Jeffrey C. Hines. Our Chief Executive Officer and Chief Financial Officer and the other investment professionals may also serve as principals of other investment managers affiliated with HMS Adviser or Hines that may in the future manage investment funds with an investment objective similar to ours.

Main Street and an investor in our initial formation transaction that is an affiliate of Hines (the “Hines Investor”) previously entered into a letter agreement pursuant to which the Hines Investor has the right to sell to Main Street up to one-third of its equity interest in the Company at a price per share equal to the then-current price to the public in the offering (less the selling commissions and Dealer Manager fee of 10%) at the time of exercise of the right. This letter agreement, and the rights and obligations thereunder, was terminated by the Hines Investor and Main Street in connection with the execution of the Purchase Agreement.

Any transaction with our affiliates must be (1) fair and reasonable to us and on terms no less favorable than could be obtained from an unaffiliated third party and (2) approved by a majority of the directors that have no financial interest in the transaction and a majority of such directors that are not interested persons of the Company.

We have entered into the Current Investment Advisory Agreement with HMS Adviser pursuant to which we pay HMS Adviser a fee for its services consisting of two components - a management fee and an incentive fee. The management fee is calculated at an annual rate of 2.0% of our average gross assets. The term “gross assets” means total assets of the Company, including cash, cash equivalents and the Company’s borrowings that are used for investment purposes. The incentive fee consists of two parts. The first part, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears and equals 20.0% of our pre-incentive fee net investment income for the immediately preceding quarter, expressed as a quarterly rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, exceeding 1.875% (or 7.5% annualized), subject to a “catch up” feature. For purposes of this fee, adjusted capital means cumulative gross proceeds generated from sales of our Common Stock (including proceeds from our distribution reinvestment plan) reduced for (i) non-liquidating distributions (which includes all distributions other than distributions of profits and gains) paid to our stockholders and (ii) amounts paid for share repurchases pursuant to our share repurchase program. The second part of the incentive fee, referred to as the incentive fee on capital gains, is an incentive fee on realized capital gains earned from our portfolio and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Current Investment Advisory Agreement). This fee equals 20.0% of our incentive fee capital gains, which is equal to our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

The Sub-Advisory Agreement provides that MSC Adviser will receive 50% of all fees payable to HMS Adviser under the Current Investment Advisory Agreement.

Additionally, pursuant to the Current Investment Advisory Agreement, to the extent necessary, HMS Adviser, with the assistance of MSC Adviser, internally provides certain administrative services in connection with the proper conduct and operation of our business, including legal, accounting, tax, insurance and investor relation services, to us. Except to the extent waived, we are required to reimburse our Advisers for the actual cost of the administrative services they provide. We are also required to reimburse our Advisers for the actual expenses they or their affiliates, or any third-party administrator incurs in connection with the provision of administrative services to us, including the personnel and related employment direct costs and overhead of our Advisers or their affiliates, or any third-party administrator for provision of administrative services (as opposed to investment advisory services). We are not required to reimburse our Advisers for personnel costs in connection with services for which our Advisers or their affiliates, or any third-party administrator, receives a separate fee.

The Current Investment Advisory Agreement provides that our Advisers and their respective officers, directors, controlling persons and any other person or entity affiliated with them acting as our agent are entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by such indemnitee, and such indemnitee will be held harmless for any loss or liability suffered by us, if (i) the indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the Company’s best interests, (ii) the indemnitee was acting on behalf of or performing services for the Company, (iii) the liability or loss suffered was not the result of negligence, willful malfeasance, bad faith or misconduct by the indemnitee or an affiliate thereof acting as the Company’s agent and (iv) the indemnification or agreement to hold the indemnitee harmless is only recoverable out of the Company’s net assets and not from the Company’s stockholders.

Our stockholders and our board of directors, which consists of a majority of disinterested directors, have each approved the Current Investment Advisory Agreement and the Sub-Advisory Agreement, including the fees paid pursuant to each such agreement.

Waiver of Certain Fees and Expenses
We and our Advisers entered into conditional income incentive fee waiver agreements (the “2016-2018 Conditional Income Incentive Fee Waiver Agreements”), most recently on March 4, 2019, pursuant to which, for a period from January 1, 2016 through December 31, 2018, our Advisers agreed to waive payments in respect of the “subordinated incentive fee on income,” as such term is defined in the Current Investment Advisory Agreement, upon the occurrence of any event that, in our Advisers’ sole discretion, causes such waiver to be deemed necessary. The 2016-2018 Conditional Income Incentive Fee Waiver Agreements may require us to pay any subordinated incentive fees on income previously waived by the Advisers under certain circumstances and to the extent eligible for repayment.

These previously waived fees are potentially subject to repayment by us, if at all, within a period not to exceed three years from the date of each respective fee waiver. Thus, in any quarter where a surplus exists and the conditions described below are satisfied, the surplus will be available, subject to approval of our board of directors, to reimburse waived fees. Recoupment of previously waived fees will only be permitted if our operating expense ratio is equal to or less than our operating expense ratio at the time the corresponding fees were waived and if the annualized rate of regular cash distributions to stockholders is equal to or greater than the annualized rate of the regular cash distributions at the time the corresponding fees were waived.

The table below presents the fees and expenses waived by the Advisers which remain subject to recoupment by them, subject to the approval by the board of directors, and the timing of potential reimbursement of waived fees (dollars in thousands). Prior to June 30, 2017, the Advisers waived total management fees of $2.8 million, total subordinated incentive fees of $3.9 million and total capital gain incentive fees of $8,000. Due to the passage of time, such waived fees are not eligible for repayment under the applicable fee waiver agreements.

	Management Fee (1)		Subordinated Incentive Fee (1)		Capital Gain Incentive Fee (1)		Expense Support (1)
Quarter Ended	Waivers	Repaid to Adviser (2)	Waivers	Repaid to Adviser (2)	Waivers	Repaid to Adviser (2)	Payments	Repaid to Adviser (2)	Operating Expense Ratio (3)	Annualized Distribution Rate (4)	Eligible to be Repaid Through
6/30/2017	$—	$—	$246	$—	$—	$—	$—	$—	1.60%	$0.70	6/30/2020
9/30/2017	$—	$—	$—	$—	$—	$—	$—	$—	1.77%	$0.70	9/30/2020
12/31/2017	$—	$—	$—	$—	$—	$—	$—	$—	1.82%	$0.70	12/31/2020
3/31/2018	$—	$—	$—	$—	$—	$—	$—	$—	1.80%	$0.70	3/31/2021
6/30/2018	$—	$—	$—	$—	$—	$—	$—	$—	1.96%	$0.70	6/30/2021
9/30/2018	$—	$—	$2,535	$—	$—	$—	$—	$—	2.01%	$0.70	9/30/2021
12/31/2018	$—	$—	$798	$—	$—	$—	$—	$—	2.32%	$0.70	12/31/2021

(1)	Fees waived pursuant to the 2016-2018 Conditional Income Incentive Fee Waiver Agreements.

(2)
Previously waived fees will only be reimbursed with the approval of our board of directors and if the “Operating Expense Ratio” (as described in footnote 3 to this table) is equal to or less than our operating expense ratio at the time the corresponding fees were waived and if the annualized rate of our regular cash distributions to stockholders is equal to or greater than the annualized rate of our regular cash distributions at the time the corresponding fees were waived.

(3)
The “Operating Expense Ratio” is calculated on a quarterly basis as a percentage of average net assets and includes all expenses borne by us, except for base management and incentive fees and administrative expenses waived by the Advisers and organizational and offering expenses.

(4)	“Annualized Distribution Rate” equals $0.00191781 per share, per day based on the distributions declared by the Company’s board of directors.

Pursuant to the Current Investment Advisory Agreement and the Sub-Advisory Agreement, we are required to pay or reimburse our Advisers for administrative services expenses, which include all costs and expenses related to our day-to-day administration and management not related to investment advisory services, whether such administrative services were performed by a third-party service provider or affiliates of our Advisers (to the extent such services are provided by the Advisers or their affiliates, “Internal Administrative Services”). Our Advisers do not earn any profit under their provision of administrative services to us. For the three months ended March 31, 2020 and 2019, we incurred, and our Advisers waived the reimbursement of Internal Administrative Services expenses of approximately $784,000 and $758,000, respectively. We and our Advisers entered into an expense waiver agreement, as amended from time to time, which extends the period for waiver of reimbursement of Internal Administrative Services expenses accrued pursuant to the Current Investment Advisory Agreement and the Sub-Advisory Agreement through June 30, 2020. Since inception, our Advisers waived the reimbursement of total Internal Administrative Services expenses of $16.9 million. Waived Internal Administrative Services expenses are not subject to future reimbursement.

Pursuant to the Purchase Agreement, HMS Adviser and MSC Adviser, upon and subject to consummation of the Transaction, have agreed to irrevocably waive the right to recoup previously waived incentive fees owed by the Company to HMS Adviser, MSC Adviser or any of their respective affiliates under the Current Investment Advisory Agreement and the Sub-Advisory Agreement or otherwise as of the closing of the Transaction, specifically including any fees under the 2016-2018 Conditional Income Incentive Fee Waiver Agreements. However, under the Purchase Agreement, HMS Adviser and MSC Adviser remain entitled to payment and reimbursement of any base management fees due to each of them under the Current Investment Advisory Agreement and the Sub-Advisory Agreement accruing on a quarterly basis prior to the closing of the Transaction, beginning with  the quarter ended March 31, 2020.

In addition, pursuant to the Purchase Agreement, HMS Adviser and MSC Adviser have agreed to irrevocably waive, upon and subject to consummation of the Transaction, all costs and expenses related to Internal Administrative Services for the period commencing on July 1, 2020 through the closing of the Transaction.

Allocation of the Adviser’s Time under the Current Advisory Agreement

We rely, in part, on HMS Adviser to manage our day-to-day activities and to implement our investment strategy. HMS Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to

us. Additionally, except for certain restrictions on HMS Adviser set forth in the Sub-Advisory Agreement, HMS Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of HMS Adviser. As a result of these activities, HMS Adviser, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Therefore, our Adviser, its personnel, and certain affiliates may experience conflicts of interest in allocating management time, services, and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us. However, HMS Adviser believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all activities in which they are involved.

Allocation of the Sub-Adviser’s Time under the Sub-Advisory Agreement
We rely on MSC Adviser to identify investment opportunities, perform, or cause to be performed, due diligence procedures and provide due diligence information to HMS Adviser, monitor our investment portfolio and make investment recommendations to HMS Adviser, as well as provide ongoing portfolio management services to HMS Adviser with respect to our investment portfolio. MSC Adviser, its affiliates and their respective members, partners, officers and employees will devote as much of their time to our activities as they deem necessary and appropriate. Except for certain restrictions on MSC Adviser set forth in the Sub-Advisory Agreement, MSC Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of MSC Adviser. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of MSC Adviser, its affiliates and their officers and employees are not devoted exclusively to our business but will be allocated between us and the management of Main Street’s assets.

Co-Investment

As a BDC, we are subject to certain regulatory restrictions in making our investments, including limitations on our ability to co‑invest with certain affiliates. However, we received exemptive relief from the SEC that permits us, subject to certain conditions, to co-invest with Main Street in certain transactions originated by Main Street and/or our Advisers. The exemptive relief permits us, and certain of our directly or indirectly wholly owned subsidiaries on one hand, and Main Street, and/or certain of its affiliates, on the other hand, to co-invest in the same investment opportunities where such investment would otherwise be prohibited under Section 57(a)(4) of the 1940 Act.

Co-investments between us and Main Street have become the norm rather than the exception, as substantially all potential co-investments that are appropriate investments for us have been, and continue to be, appropriate investments for Main Street, and vice versa. Limited exceptions to co-investing are based on available capital, diversification and other relevant factors. Accordingly, MSC Adviser treats every potential investment in lower middle market securities evaluated by Main Street as a potential investment opportunity for us, determines the appropriateness of each potential investment for co-investment by us, provides to HMS Adviser, in advance, information about each potential investment that it deems appropriate for us and proposes an allocation between us and Main Street. If HMS Adviser deems such potential co-investment transaction and proposed allocation appropriate for us, HMS Adviser will present the transaction and the proposed allocation to the members of our board of directors who are (1) not interested persons of the Company, and (2) who do not have a financial interest in the proposed transaction or the proposed portfolio company, which directors are referred to as “Eligible Directors.” MSC Adviser will present the transaction and the proposed allocation for Main Street to the Eligible Directors of the Main Street board of directors. We and Main Street will co-invest with one another only if, prior to participating in the transaction, a majority of the Eligible Directors of each board of directors makes certain conclusions, including that: (i) the terms of the transaction, including the consideration to be paid, are reasonable and fair and do not involve overreaching in respect of the applicable BDC or its stockholders on the part of any person concerned; and (ii) the potential co-investment transaction is consistent with the interests of the applicable BDC’s stockholders and the BDC’s then-current investment objectives and strategies.

No independent director on our board of directors or Main Street’s board of directors will have any direct or indirect financial interest in any co-investment transaction or any interest in any related portfolio company, other than through an interest (if any) in our or Main Street’s securities, as applicable. Additional information regarding the operation of the co-investment program is set forth in the order granting exemptive relief, which may be reviewed on the SEC’s website at https://www.sec.gov.

On November 26, 2018, we, Main Street and the Advisers filed a new application for co-investment exemptive relief with the SEC, which was most recently amended and restated on June 8, 2020, and that would provide greater flexibility in structuring and effectuating co-investment transactions between us, Main Street and certain other funds managed by the Advisers, as described in the application, including if and when MSC Adviser becomes our sole investment adviser under the New Investment Advisory

Agreement. Our new application for co-investment exemptive relief has not yet been granted, and there is no assurance that such relief will be granted on the terms and conditions in the application or at all. Pending the receipt of such new co-investment relief, we intend to continue to rely on our current co-investment relief and, if and when MSC Adviser becomes our sole investment adviser, on the current co-investment relief to the extent available and/or in accordance with allocation policies approved by our board of directors intended to ensure the fair and equitable allocation of investment opportunities between us and Main Street.

In addition, we may continue to co-invest in syndicated deals and secondary loan market purchases in accordance with applicable regulatory guidance or interpretations, which may include instances where price is the only negotiated point.

Appraisal and Compensation

Our Charter provides that, in connection with any transaction involving a merger, conversion or consolidation, either directly or indirectly, involving us and the issuance of securities of a surviving entity after the successful completion of such transaction, or “roll-up,” an appraisal of all our assets will be obtained from a competent independent expert which will be filed as an exhibit to the registration statement registering the roll-up transaction. Such appraisal will be based on all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up. The engagement of such independent expert will be for the exclusive benefit of the Company and our stockholders. A summary of such appraisal will be included in a report to our stockholders in connection with a proposed roll-up. All stockholders will be afforded the opportunity to vote to approve such proposed roll-up, and will be permitted to (a) accept the securities of a roll-up entity offered in the proposed roll-up; or (b) one of the following: (i) remain as holders of Common Stock preserving their interests therein on the same terms and conditions as existed previously; or (ii) receive cash in an amount of such stockholder’s pro rata share of the appraised value of our net assets.

Stockholders who vote against either proposal will not have appraisal or other similar rights with respect to such proposal.

Sales and Leases to Company

Our Charter provides that, except as otherwise permitted under the 1940 Act, the Company may not purchase or lease assets in which HMS Adviser or any of its affiliates has an interest unless all of the following conditions are met: (a) the transaction occurs at the formation of the Company and is fully disclosed to the stockholders in a prospectus or in a periodic report; and (b) the assets are sold or leased upon terms that are reasonable to the Company and at a price not to exceed the lesser of cost or fair market value as determined by an independent expert. However, HMS Adviser may purchase assets in its own name (and assume loans in connection therewith) and temporarily hold title, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for the Company, or the completion of construction of the assets, so long as all of the following conditions are met: (i) the assets are purchased by the Company at a price no greater than the cost of the assets to HMS Adviser; (ii) all income generated by, and the expenses associated with, the assets so acquired will be treated as belonging to the Company; and (iii) there are no other benefits arising out of such transaction to HMS Adviser apart from compensation otherwise permitted by the NASAA Omnibus Guidelines.

Sales and Leases to the Adviser, Directors or Affiliates

Unless otherwise permitted by the 1940 Act, our Charter provides that the Company may not sell assets to HMS Adviser or any affiliate thereof unless such sale is duly approved by the holders of shares of stock entitled to cast a majority of all the votes entitled to be cast on the matter. The Company may not lease assets to HMS Adviser or any affiliate thereof unless all of the following conditions are met: (a) the transaction is fully disclosed to the stockholders in a periodic report filed with the SEC or otherwise; and (b) the terms of the transaction are fair and reasonable to the Company.

Loans

Our Charter provides that, except for the advancement of indemnification funds, no loans, credit facilities, credit agreements or otherwise may be made by the Company to HMS Adviser or any of its affiliates.

Commissions on Financing, Refinancing or Reinvestment

Our Charter provides that the Company generally may not pay, directly or indirectly, a commission or brokerage or finder’s fee to HMS Adviser or any affiliate thereof in connection with the reinvestment of profits and available reserves or of the proceeds of the refinancing of assets.

Lending Practices

Our Charter provides that any adviser may not provide financing with a term in excess of 12 months for the Company, and with respect to financing made available to the Company by any adviser, such adviser may not receive interest in excess of the lesser of such adviser’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. An adviser may not impose a prepayment charge or penalty in connection with such financing, and such adviser may not receive points or other financing charges.

Director Independence

While we are not listed on Nasdaq, we comply with Nasdaq’s corporate governance rules requiring listed companies to have a board of directors with at least a majority of independent directors. Under Nasdaq’s corporate governance rules, in order for a director to be deemed independent, our board of directors must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. On an annual basis, each member of our board of directors is required to complete an independence questionnaire designed to provide information to assist the board of directors in determining whether the director is independent under Nasdaq’s corporate governance rules, the 1940 Act and our corporate governance guidelines. Our board of directors has determined that each of our directors, other than Mr. Hyzak and Ms. Walker, is independent under the listing standards of the Nasdaq Stock Market LLC, the Exchange Act and the 1940 Act.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL TWO:
APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

Background

We are seeking approval of the New Investment Advisory Agreement between the Company and MSC Adviser, which, if approved by our stockholders, will replace the Current Investment Advisory Agreement and the Sub-Advisory Agreement.

If the New Investment Advisory Agreement is approved by our stockholders at the meeting, MSC Adviser would become our sole investment adviser, and the Current Investment Advisory Agreement and the Sub-Advisory Agreement would both be terminated. The material terms of the services to be provided under the New Investment Advisory Agreement will be substantially the same as the Current Investment Advisory Agreement, except that advisory and administrative services will be provided by MSC Adviser instead of HMS Adviser. The New Investment Advisory Agreement will include a reduction in the amount of base management fees payable by the Company to 1.75% of our average gross assets under the New Investment Advisory Agreement from 2.0% of our average gross assets under the Current Investment Advisory Agreement. The calculation of incentive fees, as described below, will remain the same as under the Current Investment Advisory Agreement.

Our Charter requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock in order to appoint a new investment adviser. In addition, the 1940 Act requires that a new investment advisory agreement be approved by both a majority of an investment company’s independent directors and “a majority of the outstanding voting securities.” The 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is less. In light of the foregoing, MSC Adviser will be appointed as our investment adviser and the New Advisory Agreement will be approved only if a majority of our outstanding shares of common stock vote in favor of this proposal.

Our board of directors, including all of the Independent Directors, unanimously approved the New Investment Advisory Agreement at a telephonic meeting held on June 29, 2020, and believes the New Investment Advisory Agreement to be in the best interest of the Company and our stockholders. If approved by our stockholders, the New Investment Advisory Agreement will become effective upon consummation of the Transaction contemplated by the Purchase Agreement. The closing of the Transaction would result in an assignment for purposes of the 1940 Act of the Current Investment Advisory Agreement and, as a result, effect its immediate termination. Because the Sub-Advisory Agreement contains a provision stating that it will terminate upon the termination of the Current Investment Advisory Agreement, the Sub-Advisory Agreement will terminate at such time as well.

Prior to the June 29, 2020 telephonic meeting of the board of directors, the board of directors was provided materials regarding both the Current Investment Advisory Agreement and the New Investment Advisory Agreement. These materials were discussed at a series of telephonic meetings of the Independent Directors held on May 28, 2020, June 4, 2020 and June 12, 2020. The board of directors discussed whether it would be in the best interests of the Company to approve the New Investment Advisory Agreement to take effect in connection with the closing of the Transaction. On June 29, 2020, the board of directors, including all of the Independent Directors, unanimously approved the New Investment Advisory Agreement and recommended that the New Investment Advisory Agreement be submitted to our stockholders for approval at the Annual Meeting.

Our stockholders are being asked to approve the New Investment Advisory Agreement between the Company and MSC Adviser for an initial term of two years. If we enter into the New Investment Advisory Agreement, the Current Investment Advisory Agreement and the Sub-Advisory Agreement would be terminated at such time. The board of directors has concluded that the approval of the New Investment Advisory Agreement is in the best interest of the Company and our stockholders and will benefit the Company. Our investment objective, which is to generate current income through debt and equity investments, and, as a secondary objective, to generate long-term capital appreciation through such equity and equity-related investments, including warrants, convertible securities and other rights to acquire equity securities, will remain unchanged as a result of our appointment of MSC Adviser as our investment adviser and entry into the New Investment Advisory Agreement.

If we and MSC Adviser enter into the New Investment Advisory Agreement, the Company’s name will change to MSC Income Fund, Inc. or a derivation thereof, but the Company will continue to be a BDC, and you will still own the same amount and type of shares in the Company. Upon the closing of the Transaction and appointment of MSC Adviser as our investment adviser, all of our executive officers will resign from their positions, two of our disinterested directors, Mr. Shaper and Mr. Geib, and one of our interested directors, Ms. Walker, will resign from their positions as directors, and the board of directors intends to appoint two new disinterested directors to the board of directors immediately thereafter and intends to reduce the number of directors that constitute the full board to four directors from five. The board of directors has not yet identified the two new disinterested directors that will be appointed to the board of directors following the closing of the Transaction and the appointment of MSC Adviser as our investment adviser.

If we and MSC Adviser do not enter into the New Investment Advisory Agreement, the Current Investment Advisory Agreement and the Sub-Advisory Agreement will remain in place, and our management and board of directors will remain unchanged.

A copy of the form of the New Investment Advisory Agreement is attached to this proxy statement as Exhibit A. The description of the material terms of the New Investment Advisory Agreement below is only a summary and is qualified in its entirety by reference to Exhibit A. A copy of the form of the New Investment Advisory Agreement marked to show changes from the Current Investment Advisory Agreement is attached to this proxy statement as Exhibit B.

Overview of HMS Adviser

HMS Adviser has provided investment advisory services and administrative services to us since our inception. HMS Adviser is a Texas limited partnership formed in 2012 and is registered as an investment adviser under the Advisers Act. HMS Adviser is a wholly owned affiliate of Hines. Hines is majority owned by Gerald D. Hines and Jeffrey C. Hines. HMS Adviser and Hines’ principal executive offices are located at 2800 Post Oak Boulevard, Suite 5000, Houston Texas 77056-6118.

Overview of MSC Adviser and Main Street

MSC Adviser was formed in November 2013 as a wholly owned subsidiary of Main Street and is registered as an investment adviser under the Advisers Act. MSC Adviser or its affiliate has provided investment sub-advisory services to us since our inception pursuant to the Sub-Advisory Agreement. For the twelve months ended March 31, 2020, MSC Adviser earned $12.0 million in fees from the Company for its services as sub-adviser pursuant to the Sub-Advisory Agreement. If the New Investment Advisory Agreement is approved, such services will continue to be provided by MSC Adviser pursuant to the New Investment Advisory Agreement. The address of the principal executive offices of MSC Adviser is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

Main Street, which is headquartered in Houston, Texas, was formed in March 2007 to operate as an internally managed BDC under the 1940 Act. Main Street is a principal investment firm primarily focused on providing customized debt and equity financing to LMM companies and debt capital to Middle Market companies. The portfolio investments of Main Street and its consolidated subsidiaries are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in a variety of industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides "one stop" financing alternatives within its LMM portfolio. Main Street and its consolidated subsidiaries invest primarily in secured debt investments, equity investments, warrants and other securities of LMM companies based in the United States and in secured debt investments of Middle Market companies generally headquartered in the United States. Main Street generally targets LMM companies with annual revenues between $10 million and $150 million and annual EBITDA between $3 million and $20 million, and its LMM portfolio investments generally range in size from $5 million to $50 million. Main Street’s Middle Market investments are made in businesses that are generally larger in size than its LMM portfolio companies, with annual revenues typically between $150 million and $1.5 billion, and its Middle Market investments generally range in size from $3 million to $20 million. As of March 31, 2020, Main Street had over $4.0 billion in capital under management, including undrawn debt capital and capital under management as a sub-adviser to the Company.

Purchase Agreement

The Purchase Agreement provides that MSC Adviser will acquire substantially all of the assets of HMS Adviser related to its management of the Company. MSC Adviser will acquire these assets, and assume certain liabilities associated with the acquired assets following the consummation of such acquisition, upon the satisfaction or waiver of certain conditions, including, among other things: (i) the requisite approval of the New Investment Advisory Agreement by the Company’s stockholders; (ii) the resignations of Gregory Geib, Peter Shaper and Janice Walker from the board of directors and the appointment to the board of directors of two new disinterested directors, as described herein, so that at least seventy-five percent (75%) of the members of the board of directors are not interested directors; (iii) the resignation of the Company’s existing officers and the election or appointment of Dwayne L. Hyzak as Chief Executive Officer and President, Brent D. Smith as Chief Financial Officer and Jason B. Beauvais as Senior Vice President, General Counsel and Chief Compliance Officer; (iv) the receipt of consents from the Company’s lenders under its two credit facilities and release of any liens on HMS Adviser’s assets; (v) the Company’s entry into a non-exclusive, royalty-free license agreement with Main Street to use the name “Main Street,” “MSC” or similar derivations thereof in the Company’s name; and (vi) customary other closing conditions, including that there has been no material adverse change.

The Company is not a party to the Purchase Agreement, and neither the Company nor the stockholders will pay any amounts or costs related to the Transaction (except for customary costs relating to the mailing of this proxy statement and solicitation of proxies).

Our board of directors has been informed that MSC Adviser and HMS Adviser have agreed to take certain actions to ensure that the Transaction complies with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive “safe harbor” that allows HMS Adviser to receive any amount or benefit in connection with the Transaction as long as certain conditions are met. First, for a period of three years after the completion of the Transaction, at least 75% of the members of the board of directors must not be interested persons of HMS Adviser or MSC Adviser. Second, an “unfair burden” must not be imposed on the Company as a result of the Transaction or any express or implied terms, conditions or understandings applicable thereto during the two-year period after the completion of the Transaction. Additional information about the requirements of Section 15(f) of the 1940 Act is included under the heading “- Section 15(f).”

The board of directors is expected to meet the 75% independence requirement following closing of the Transaction as only one of the four directors on our board of directors will be an “interested person” of MSC Adviser or HMS Adviser, following the resignation of Mr. Shaper and Mr. Geib, two of our disinterested directors, the resignation of Ms. Walker, one of our interested directors, and the appointment of two new disinterested directors. With respect to the “unfair burden” requirement, MSC Adviser will conduct, and use its reasonable best efforts to cause its affiliates to conduct, relevant aspects of their respective businesses in order to avoid imposing an unfair burden on the Company during the two-year period after closing of the Transaction. The board of directors is not aware of any arrangements that might constitute an unfair burden.

The Independent Directors do not have any interest in the Transaction. Other than his employment by MSC Adviser and Main Street and ownership of shares of common stock of Main Street, Mr. Hyzak has no interest in the Transaction. Other than her employment by Hines, Ms. Walker has no interest in the Transaction.

Overview of the New Investment Advisory Agreement

Management Services

MSC Adviser is registered as an investment adviser under the Advisers Act. If the New Investment Advisory Agreement is approved by our stockholders, upon closing of the Transaction and subject to the overall supervision of our board of directors, MSC Adviser will manage our day-to-day operations and provide us with investment advisory services. Under the proposed terms of the New Investment Advisory Agreement, MSC Adviser will:

•	determine the composition and allocation of our investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes;

•	identify, evaluate and negotiate the structure of the investments we make;

•	execute and close the acquisition of, and monitor and service, our investments;

•	determine the securities and other assets that we will purchase, retain, or sell;

•	perform due diligence on prospective investments and portfolio companies;

•	provide us with such other investment advisory, research and related services as we may, from time to time, reasonably request or require for the investment of our funds; and

•	provide, on the Company’s behalf, managerial assistance to the Company’s portfolio companies to the extent required under the 1940 Act.

MSC Adviser’s services under the New Investment Advisory Agreement will not be exclusive, and it will generally be free to furnish similar services to other entities so long as its services to us are not impaired.

HMS Adviser and MSC Adviser currently provide us with similar investment advisory services under the Current Investment Advisory Agreement and the Sub-Advisory Agreement.

Management Fee

Under the New Investment Advisory Agreement, we will pay MSC Adviser a fee for its services consisting of two components - a base management fee and an incentive fee. The cost of both the base management fee payable to MSC Adviser and any incentive fees earned by MSC Adviser will ultimately be borne by our stockholders.

Base Management Fee

Under the New Investment Advisory Agreement, the base management fee will be calculated at an annual rate of 1.75% of our average gross assets. The term “gross assets” means total assets of the Company as disclosed on our balance sheet. “Average gross assets” are calculated based on our gross assets at the end of the two most recently completed calendar quarters. The base management fee will be payable quarterly in arrears. All or any part of the base management fee not taken as to any quarter will be deferred without interest and may be taken in such other quarter as MSC Adviser will determine. The base management fee for any partial month or quarter will be appropriately pro-rated.

Under the Current Investment Advisory Agreement, the base management fee is calculated at an annual rate of 2.0% of our average gross assets.

Incentive Fee

Under the New Investment Advisory Agreement, the incentive fee will consist of two parts. The first part, which we refer to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding quarter. The subordinated incentive fee on income will be equal to 20.0% of our pre-incentive fee net investment income for the immediately preceding quarter, expressed as a quarterly rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, exceeding 1.875% (or 7.5% annualized), subject to a “catch up” feature (as described below).

For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including, but not limited to, the base management fee, expenses payable for administrative services under the New Investment Advisory Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments and payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of this fee, adjusted capital means cumulative gross proceeds generated from sales of our common stock (including proceeds from our distribution reinvestment plan) reduced for (i) non-liquidating distributions (which includes all distributions other than distributions of profits and gains) paid to our stockholders and (ii) amounts paid for share repurchases pursuant to our share repurchase program.

The subordinated incentive fee on income will be calculated as follows:

•
No subordinated incentive fee on income will be payable to MSC Adviser in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate of 1.875% (or 7.5% annualized) on adjusted capital;

•
100% of our pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.34375% (or 9.375% annualized) of adjusted capital in any calendar quarter will be payable to MSC Adviser. This portion of the subordinated incentive fee on income is referred to as the “catch up” and is intended to provide MSC Adviser with an incentive fee of 20.0% on all of our pre-incentive fee net investment income as if the hurdle rate did not apply when the pre-incentive fee net investment income is equal to or exceeds 2.34375% (or 9.375% annualized) in any calendar quarter; and

•
For any quarter in which our pre-incentive fee net investment income is equal to or exceeds 2.34375% (or 9.375% annualized) of adjusted capital, the subordinated incentive fee on income will equal 20.0% of the amount of our pre-incentive fee net investment income, as the hurdle rate and catch-up will have been achieved.

The following is a graphical representation of the calculation of the quarterly subordinated incentive fee on income under the New Investment Advisory Agreement:

Percentage of Pre Incentive Fee Net Investment Income
Allocated to Quarterly Incentive Fee Payable to MSC Adviser

Under the Current Investment Advisory Agreement, we pay a subordinated incentive fee on income for each quarter calculated in the same manner as proposed under the New Investment Advisory Agreement.

Under the New Investment Advisory Agreement, the second part of the incentive fee, referred to as the incentive fee on capital gains, will be an incentive fee on realized capital gains earned on liquidated investments from our portfolio and will be determined and payable in arrears as of the end of each calendar year (or upon termination of the New Investment Advisory Agreement), commencing from our inception. This fee will equal 20.0% of our incentive fee capital gains, which is equal to our realized capital gains on a cumulative basis from our inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

Under the Current Investment Advisory Agreement, we pay an incentive fee on capital gains on an annual basis calculated in the same manner as proposed under the New Investment Advisory Agreement.

Examples of Quarterly Incentive Fee Calculation under the New Investment Advisory Agreement

Example 1: Subordinated Incentive Fee on Income(*)

Alternative 1 - Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 1.25%

•	Hurdle rate under the New Investment Advisory Agreement(1) = 1.875%

•	Base management fee under the New Investment Advisory Agreement(2) = 0.4375%

•	Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%

•	Pre-incentive fee net investment income (investment income - (base management fee + other expenses)) = 0.6125%

Pre-incentive fee net investment income does not exceed hurdle rate, therefore there is no subordinated incentive fee on income under the New Investment Advisory Agreement.

Alternative 2 - Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 2.70%

•	Hurdle rate under the New Investment Advisory Agreement(1) = 1.875%

•	Base management fee under the New Investment Advisory Agreement(2) = 0.4375%

•	Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%

•	Pre-incentive fee net investment income (investment income - (base management fee + other expenses)) = 2.0625%

Pre-incentive net investment income exceeds hurdle rate, therefore there is a subordinated incentive fee on income payable by us to MSC Adviser.

•	Subordinated incentive fee on income = 100% x pre-incentive fee net investment income in excess of the hurdle rate, based on the “catch-up” provision(3)
= 100% × (2.0625% - 1.875%)
= 0.1875%

Alternative 3 - Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 3.20%

•	Hurdle rate under the New Investment Advisory Agreement(1) = 1.875%

•	Base management fee under the New Investment Advisory Agreement(2) = 0.4375%

•	Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%

•	Pre-incentive fee net investment income (investment income - (base management fee + other expenses)) = 2.5625%

•	Subordinated incentive fee on income “catch-up”(3) = 2.34375% (9.375% annual “catch-up” ÷ 4 quarters)

Pre-incentive net investment income exceeds hurdle rate, therefore there is a subordinated incentive fee on income payable by us to MSC Adviser.

•	Subordinated incentive fee on income = 20% × pre-incentive fee net investment income, subject to “catch-up”(3)

•	Subordinated incentive fee on income = 100% × “catch-up” + (20% × (pre-incentive fee net investment income - 2.34375%))

•	Catch-up = 2.34375% - 1.875%
= 0.46875%

•	Subordinated incentive fee on income = (100% × 0.46875%) + (20% × (2.5625% - 2.34375%))
= 0.46875% + (20% × 0.21875%)
= 0.46875% + 0.04375%
= 0.5125% (or 20% of 2.5625%)

(1)	Represents 7.5% annualized hurdle rate under the New Investment Advisory Agreement
(2)	Represents 1.75% annualized base management fee under the New Investment Advisory Agreement.
(3)
The “catch-up” provision is intended to provide MSC Adviser with a subordinated incentive fee on income of 20% on all pre-incentive fee net investment income as if a hurdle rate did not apply when the pre-incentive fee net investment income exceeds 2.34375% in any calendar quarter.

(*) The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of total net assets.

Example 2: Incentive Fee on Capital Gains under the New Investment Advisory Agreement

Alternative 1 - Assumptions

Year 1: $20 million investment made in Company A (“Investment A”) and $30 million investment made in Company B (“Investment B”).

Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million.

Year 3: FMV of Investment B determined to be $25 million.

Year 4: Investment B sold for $31 million.

The incentive fee on capital gains would be:

Year 1: None

Year 2: Incentive fee on capital gains of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20%; no unrealized capital depreciation)

Year 3: None

Year 4: Incentive fee on capital gains of $200,000 ($6.2 million ($31 million cumulative realized capital gains multiplied by 20%) less $6 million (incentive fee on capital gains paid in Year 2)

Alternative 2 - Assumptions

Year 1: $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”)

Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

Year 4: FMV of Investment B determined to be $35 million

Year 5: Investment B sold for $20 million

The incentive fee on capital gains, if any, would be:

Year 1: None

Year 2: $5 million incentive fee on capital gains (20% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B)

Year 3: $1.4 million incentive fee on capital gains ($6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains on Investment A and Investment C less $3 million unrealized capital depreciation on Investment B) less $5 million incentive fee on capital gains paid in Year 2))

Year 4: Incentive fee on capital gains of $600,000 ($7 million ($35 million cumulative realized capital gains multiplied by 20%) less $6.4 million (cumulative incentive fees on capital gains paid in Year 2 and Year 3))

Year 5: None. ($5 million (20% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $7.0 million cumulative incentive fees on capital gains paid in Year 2, Year 3, and Year 4)

The returns shown are for illustrative purposes only and are all based on quarterly calculations. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in the examples above.

Comparison of Fee Structures

The following table compares the fee structures under the Current Investment Advisory Agreement and the New Investment Advisory Agreement. As highlighted in the table below, the only change in the fee structures is a reduction in the base management fee under the New Investment Advisory Agreement.

	Current Investment Advisory Agreement	New Investment Advisory Agreement
Management Fee
Base Management Fee	2.0%	1.75%

Incentive Fee
Rate on Net Investment Income	20.0%	20.0%
Quarterly Hurdle Rate	1.875%	1.875%
Catch-up Provision	YES	YES
Rate on Realized Capital Gains	20.0%	20.0%

The below chart reflects differences on a pro forma basis in the base management fee and subordinated incentive fee on income comparing the actual fees accrued for the twelve months ended March 31, 2020 to the fees that would have been paid under the New Investment Advisory Agreement.

	Aggregate Advisory Fees For the Twelve Months Ended March 31, 2020	Pro Forma Advisory Fees Under New Investment Advisory Agreement For the Twelve Months Ended March 31, 2020	Difference ($)	Difference (%)
Base Management Fee	$21.5 million	$18.8 million	$(2.7) million	(12.6)%
Incentive Fee on Income	$2.5 million	$3.4 million (1)	$0.9 million	36.0%
Total Advisory Fees	$24.0 million	$22.2 million	$(1.8) million	(7.5)%
(1) The increase in the incentive fee on income from $2.5 million (actual) to $3.4 million (pro forma) is due to the pro forma impact on the Company’s pre-incentive fee net investment income from (i) the lower base management fee under the New Investment Advisory Agreement (i.e., the lower base management fee increases the Company’s pro forma pre-incentive fee net investment income for purposes thereof), and (ii) the costs and expenses relating to the Externalized Services described in the section entitled “--Administrative Services” below.

Duration and Termination

If our stockholders approve the New Investment Advisory Agreement, unless earlier terminated as described below, the New Investment Advisory Agreement will remain in effect for two years from the date of its execution and thereafter from year-to-year if approved annually by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. The New Investment Advisory Agreement will automatically terminate in the event of its assignment. The New Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, by (1) the Company upon 60 days’ written notice to MSC Adviser, provided that such termination by the Company is directed or approved by the (a) vote of “a majority of the outstanding voting securities” of the Company or (b) vote of a majority of the directors of the Company in office at the time, or (2) the Adviser upon 120 days’ written notice to the Company. The 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the meeting of stockholders if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is less.

Indemnification

The New Investment Advisory Agreement provides that MSC Adviser and its respective officers, directors, controlling persons and any other person or entity affiliated with it acting as our agent will not be entitled to indemnification for any liability or loss suffered by such indemnitee, nor will such indemnitee be held harmless for any loss or liability suffered by us, unless (i) the indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of negligence or misconduct by the indemnitee; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders. In addition, the indemnitee will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

Notwithstanding anything to the contrary in the New Investment Advisory Agreement, nothing contained in the New Investment Advisory Agreement will protect or be deemed to protect any indemnitee against or entitle or be deemed to entitle any indemnitee to indemnification in respect of, any liability to the Company or its security holders to which the indemnitee would otherwise be subject by reason of fraud, willful misfeasance, bad faith or gross negligence in the performance of the MSC Adviser’s duties or by reason of the reckless disregard of MSC Adviser’s duties and obligations under the New Investment Advisory Agreement (as the same is determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

Administrative Services

Pursuant to the New Investment Advisory Agreement, MSC Adviser will provide, or cause the provision of, administrative services to the Company necessary for the operations of the Company, which include providing office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as MSC Adviser, subject to review by the board of directors, will from time to time deem to be necessary or useful to perform its administrative services obligations under the New Investment Advisory Agreement. MSC Adviser may, on behalf of the Company, conduct relations and negotiate agreements with custodians, trustees, depositories, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. MSC Adviser will make reports to the board of directors of the performance of the administrative services obligations under the New Investment Advisory Agreement and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company, in each case, as it will determine to be desirable or as reasonably required by the board of directors. MSC Adviser will also provide, or cause to be provided, portfolio collection functions for interest income, fees and warrants and will be responsible for the financial and other records that the Company is required to maintain and will prepare, print and disseminate, or cause the preparation, printing and dissemination of, reports to the Company’s stockholders and reports and all other materials filed with the SEC. In addition, MSC Adviser will assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

For providing these services, facilities and personnel, the Company will reimburse MSC Adviser the allocable portion of overhead and other expenses incurred by MSC Adviser in performing its administrative services obligations under the New Investment Advisory Agreement, including the Company’s allocable portion of the rent of the Company’s principal executive offices at market rates and the Company’s allocable portion of the costs of compensation and related expenses of its chief financial officer and chief compliance officer and their staffs. Such reimbursement is at cost, with no profit to, or markup by, MSC Adviser.

We currently receive administrative services from HMS Adviser pursuant to the Current Investment Advisory Agreement and from MSC Adviser pursuant to the Sub-Advisory Agreement. Under the Current Investment Advisory Agreement and the Sub-Advisory Agreement, the Advisers provide us with substantially similar services to those that will be provided by MSC Adviser under the New Investment Advisory Agreement, and the Advisers have historically agreed to voluntarily waive the reimbursement from the Company of the allocable portion of overhead and other expenses they incur in performing such administrative services (although they have not historically been under any contractual obligation to do so and are under no contractual obligation to do so on a go-forward basis). Following the effectiveness of the New Investment Advisory Agreement, as detailed above, MSC Adviser will continue to internally provide certain of these administrative services to the Company and intends to engage one or more third-party service providers, including, but not limited to, a third-party sub-administrator, to perform the Externalized Services, the costs and expenses of which will be borne by the Company’s stockholders. The aggregate costs related to the Externalized Services under the New Investment Advisory Agreement are expected to be lower than such costs as incurred under the Current Investment Advisory Agreement. However, because the Advisers have historically agreed to voluntarily waive the reimbursement of the allocable portion of overhead and other expenses they incur in performing such administrative services internally , any costs and expenses relating to the provision of such administrative services by third-party service providers under the New Investment Advisory Agreement will result in an increase of the costs to be borne by the Company. MSC Adviser has agreed that the costs and expenses to be borne by the Company relating to the Externalized Services provided under the New Investment Advisory Agreement will not exceed the Externalized Services Expense Cap, which is 0.10% of the Company’s gross assets per annum. Any costs and expenses relating to the Externalized Services in excess of the Externalized Services Expense Cap will be borne by MSC Adviser at no cost to the Company’s stockholders. MSC Adviser and the Company’s board of directors intend to review the application of the Externalized Services Expense Cap annually following effectiveness of the New Investment Advisory Agreement.

Information about New Executive Officers and Leadership Changes

If we and MSC Adviser enter into the New Investment Advisory Agreement, all of the Company’s existing executive officers will no longer be in their positions and will be replaced with Mr. Hyzak as Chief Executive Officer and President, Mr. Smith as Chief Financial Officer and Treasurer and Mr. Beauvais as Senior Vice President, General Counsel and Chief Compliance Officer and other individuals, each of whom is affiliated with MSC Adviser. Certain information with respect to Mr. Smith and Mr. Beauvais is set forth below, including a brief description of their recent business experience, including present occupations and employment and certain directorships that each person holds. Similar information with respect to Mr. Hyzak is set forth above under “Proposal 1 - Election of Directors - Nominees for the Board of Directors.”

Mr. Smith has served as Chief Financial Officer and Treasurer of Main Street since November 2014 and previously as Senior Vice President-Finance of Main Street since August 2014. Mr. Smith previously served as Executive Vice President, Chief Financial Officer and Treasurer of Cal Dive International, Inc. from 2010 through June 2014 and in various finance and accounting roles at Cal Dive from 2005 through 2010. On March 3, 2015, Cal Dive and certain of its subsidiaries, excluding its foreign subsidiaries, filed for voluntary protection under Chapter 11 of the Bankruptcy Code. Prior to joining Cal Dive, Mr. Smith was a manager with FTI Consulting (NYSE: FCN). Prior to that, Mr. Smith, a certified public accountant, was employed as a senior auditor at Arthur Andersen LLP.

Mr. Beauvais has served as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of Main Street since 2012. Previously, Mr. Beauvais served as Vice President, General Counsel and Secretary of Main Street since 2008. From 2006 through 2008, Mr. Beauvais was an attorney with Occidental Petroleum Corporation (NYSE: OXY), an international oil and gas exploration and production company. Prior to joining Occidental Petroleum Corporation, Mr. Beauvais practiced corporate and securities law at Baker Botts L.L.P., where he primarily counseled companies in public issuances and private placements of debt and equity and handled a wide range of general corporate and securities matters as well as mergers and acquisitions.

Board Approval of the New Investment Advisory Agreement

Our board of directors considered entering into a proposed new investment advisory agreement with MSC Adviser at a telephonic meeting of the board of directors held on May 28, 2020. Our board of directors met telephonically with representatives of MSC Adviser to consider the New Investment Advisory Agreement on June 29, 2020. At the meeting of the board of directors held on June 29, 2020, the board of directors, including all of the Independent Directors, unanimously approved the New Investment Advisory Agreement. The Independent Directors met separately with counsel on multiple occasions in connection with their review of the New Investment Advisory Agreement and the Transaction. In reaching its decision to approve the New Investment Advisory Agreement, the board of directors, including all of the Independent Directors, reviewed a significant amount of information, which had been furnished by MSC Adviser. In reaching a decision to approve the New Investment Advisory Agreement, the board of directors considered, among other things:

•	the nature, extent and quality of services to be performed by MSC Adviser;

•	the investment performance of the Company and funds managed by MSC Adviser, including MSC Adviser’s performance as sub-adviser of the Company;

•
the fact that all of the Company’s investments in LMM companies represent co-investments with Main Street and/or its affiliates, creating alignment among, on the one hand, MSC Adviser and Main Street, and on the other hand, the Company and its stockholders;

•	Main Street’s investment performance;

•
Main Street’s unique experience with investments in LMM companies, and specifically combined debt and equity investments in LMM companies, which represent a meaningful portion of the Company’s current investment portfolio and a key part of the Company’s investment strategy;

•	the expected costs of services to be provided and the anticipated profits to be realized by MSC Adviser from its relationship with the Company;

•	other ancillary benefits MSC Adviser may derive from assuming the investment advisory role;

•
the fact that, under the Purchase Agreement, HMS Adviser and MSC Adviser have agreed to irrevocably waive, upon and subject to consummation of the Transaction, (a) recoupment of previously waived incentive fees owed by the Company to HMS Adviser, MSC Adviser or any of their respective affiliates under the Current Investment Advisory Agreement and the Sub-Advisory Agreement as of the closing of the Transaction, and (b) all costs and expenses related to Internal Administrative Services for the period commencing on July 1, 2020 through the closing of the Transaction;

•	the possible economies of scale that would be realized due to the Company’s growth;

•	whether fee levels reflect such economies of scale for the benefit of investors; and

•	comparisons of services to be rendered to and fees to be paid by the Company with the services provided by and the fees paid to other investment advisers.

The board of directors noted that the terms of the New Investment Advisory Agreement would:

•	reduce the base management fee from 2.0% to 1.75% of gross assets; and

•	not change either the rate of the subordinated incentive fee on income of 20.0%, the hurdle rate of 1.875% or the rate of the incentive fee on capital gains of 20.0%.

Throughout its discussions, the board of directors referred to a peer group of other BDCs. This peer group consisted of CION Investment Corporation, NexPoint Capital, Inc., FS Energy & Power Fund, Sierra Income Corporation, Guggenheim Credit Income Fund 2019, Business Development Corporation of America, FS KKR Capital Corp. II, and Owl Rock Capital Corporation II. These entities represent business development companies that are not publicly traded.

Nature, Extent and Quality of Services to be Provided

The board of directors considered MSC Adviser’s specific responsibilities in all aspects of day-to-day investment management of the Company, noting that the investment advisory services to be provided under the New Investment Advisory Agreement are identical to those services provided by HMS Adviser under the Current Investment Advisory Agreement.

In considering the nature, extent and quality of the investment management services to be provided by MSC Adviser, the board of directors noted that it had previously reviewed the written responses of MSC Adviser to initial and supplemental inquiries from counsel on behalf of the Independent Directors, which included, among other things, information about the background and experience of its management and investment professionals.

The board of directors noted that all or substantially all of the investments that have been originated by the Company to date have been sourced by MSC Adviser in its role as the Company’s current sub-adviser and that all of our investments in LMM companies represent co-investments with Main Street and/or its affiliates, creating alignment among, on the one hand, MSC Adviser and Main Street, and on the other hand, the Company and its stockholders. The board of directors also considered the fact that all of MSC Adviser’s investment professionals are employed by Main Street and are responsible for Main Street’s investment portfolio. The board of directors discussed Main Street’s investment track record and the fact that it is highly regarded by its BDC peers.

The board of directors also considered other investment management services to be provided to the Company, such as the provision of managerial assistance, monitoring adherence to the Company’s investment restrictions and monitoring compliance with various Company policies and procedures and with applicable securities laws and regulations. The board of directors discussed MSC Adviser’s cybersecurity and business continuity programs and those of its service providers. Based on the factors above, as well as those discussed below, the board of directors concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by MSC Adviser.

Investment Performance

The board of directors considered the investment performance of the Company and, because all or substantially all of the Company’s investments have been sourced by MSC Adviser, and in light of the 100% overlap of investment professionals with MSC Adviser, also considered the historical investment performance of Main Street. Among other things, the board of directors noted the following information regarding Main Street’s investment performance since its initial public offering (“IPO”) in 2007:

•	Main Street has experienced net asset value growth of $7.88 per share, or 61%, since December 31, 2007;

•	Main Street has generated cumulative net realized gains from its lower middle market investment portfolio of $115.5 million ($28.9 million net for the entire investment portfolio) since its IPO;

•	Main Street has never decreased its monthly dividend rate and has increased its monthly dividends from $0.33 per share in fourth quarter of 2007 to $0.615 per share for the third quarter of 2020; and

•	Main Street has paid or declared $28.985 per share in total dividends since its IPO at $15.00 per share.

Expected Costs of Services Provided and Economies of Scale; Anticipated Profitability

The board of directors considered the costs the Company is expected to incur after entry into the New Investment Advisory Agreement based on information provided by MSC Adviser. The board of directors noted that the Company’s non-advisory expense ratio, excluding interest expense, under the New Investment Advisory Agreement would have been approximately 0.66% based on the twelve months ended March 31, 2020, unchanged from the actual non-advisory expense ratio, excluding interest expense, under the Current Investment Advisory Agreement, and lower than an average across the peer group of 0.84%. The board of directors noted that the Company’s advisory fees ratio, which is the ratio of total advisory fees (excluding capital gain incentive fees) adjusted for fee waivers and payments during the year of previously waived fees as a percentage of gross assets, would have been 2.18% under the New Investment Advisory Agreement based on the twelve months ended March 31, 2020, which is higher than the peer group average of 2.03%, but lower than the actual advisory fees ratio under the Current Investment Advisory Agreement of 2.25%. The board of directors considered that the pro forma advisory fees ratio under the New Investment Advisory Agreement are only slightly less than the actual advisory fees under the Current Investment Advisory Agreement because the savings from the reduced pro forma asset management fees under the New Investment Advisory Agreement would have resulted in increased incentive fees on income during the first two quarters of the period presented.

The board of directors also reviewed information from MSC Adviser regarding the anticipated profitability to MSC Adviser from its relationship with the Company, noting that MSC Adviser does not expect to derive any material indirect benefits from its relationship with the Company other than indirectly benefiting MSC Adviser’s reputation and helping it to grow its lending platform. The board of directors noted that the anticipated profitability under the New Investment Advisory Agreement is comparable to the profit margins of several large asset managers. The board of directors also took into account that MSC Adviser will provide, or cause to be provided, administrative services to the Company that were previously provided by HMS Adviser under the Current Investment Advisory Agreement, and that the Company is contractually obligated to reimburse MSC Adviser at cost for the allocable portion of overhead and other expenses incurred by MSC Adviser in performing its administrative services obligations under the New Investment Advisory Agreement. The board of directors also considered the fact that MSC Adviser intends to engage one or more third-party service providers, including, but not limited to, a third-party sub-administrator, to perform certain Externalized Services that are currently provided by HMS Adviser under the Current Investment Advisory Agreement, the costs and expenses of which will be borne by the Company’s stockholders, and the fact that MSC Adviser has agreed that the costs and expenses to be borne by the Company relating to the Externalized Services provided under the New Investment Advisory Agreement will not exceed the Externalized Services Expense Cap.

The board of directors also discussed the financial statements of MSC Adviser’s parent company, Main Street, which is publicly traded on the New York Stock Exchange, and its investment grade rating. Based on its review and evaluation of the information provided, the board of directors concluded within the context of its overall determinations regarding the New Investment Advisory Agreement that MSC Adviser’s expected profitability supported the board of director’s decision to approve the New Investment Advisory Agreement.

Comparison of Management Fee and Expense Ratio to Other Business Development Companies

The board of directors reviewed and considered comparative data with respect to the expense ratios and the amount and structure of the expenses paid by the Company’s peer group. The board of directors noted that the Company’s base management fee of 1.75% of gross assets under the New Investment Advisory Agreement would be the median of the base management fees charged by the peer group. The board of directors then noted that the 20.0% proposed rate on both components of the incentive fee is generally consistent across the peer group. Based on the information reviewed and the considerations detailed above, the board of directors, including all of the Independent Directors, concluded that the fee and expense structure is fair and reasonable in relation to the services to be provided under the New Investment Advisory Agreement.

Conclusion
No single factor was determinative of the decision of the board of directors, including all of the Independent Directors, to approve the New Investment Advisory Agreement and individual directors may have weighed certain factors differently. Following this process, the board of directors, including all of the Independent Directors, unanimously voted to approve the New Investment Advisory Agreement subject to stockholder approval.

Section 15(f)

The board of directors has been informed that MSC Adviser and HMS Adviser have agreed to take certain actions so that HMS Adviser can rely on Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive “safe harbor” that allows HMS Adviser or any affiliated persons thereof to receive an amount or benefit in connection with the Transaction as long as certain conditions are met.

First, for a period of three years after the completion of the Transaction, at least 75% of the members of the board of directors must not be interested persons of MSC Adviser or HMS Adviser. At the closing of the Transaction, two of the Company’s independent directors, Mr. Shaper and Mr. Geib, and one of the Company’s interested directors, Ms. Walker, would resign from the board of directors, and the board of directors would appoint two new disinterested directors. Mr. Niemann would continue to serve as a disinterested director, and Mr. Hyzak would continue to serve as an interested director. Therefore, the Company would satisfy the 75% disinterested director requirement under Section 15(f) of the 1940 Act upon entry into the New Investment Advisory Agreement. In addition, upon the consummation of the Transaction, the executive officers of the Company will resign and will be replaced with certain individuals affiliated with MSC Adviser as described elsewhere herein.

Second, an “unfair burden” must not be imposed on the Company as a result of the Transaction, or any of its applicable express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the Transaction whereby HMS Adviser, MSC Adviser (or a successor adviser), or any “interested person” of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the Company or its stockholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the Company (other than bona fide ordinary compensation as principal underwriter for the investment company). MSC Adviser will conduct and use its reasonable best efforts to cause its affiliates to conduct, relevant aspects of their respective businesses in compliance with the conditions of Section 15(f).

OUR BOARD OF DIRECTORS, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP (“Grant Thornton”), Grant Thornton Tower, 171 N. Clark Street, Suite 200, Chicago, Illinois 60601, serves as our independent registered public accounting firm and reports directly to our Audit Committee. Grant Thornton audited our financial statements for the fiscal years ended December 31, 2012 through December 31, 2019 and during the period from November 22, 2011 (inception) to December 31, 2011. At a meeting held on June 29, 2020, our Audit Committee approved, and our board of directors, including a majority of the Independent Directors, ratified the selection of, Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Representatives of Grant Thornton will be present in person or telephonically during the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from our stockholders.

Audit Fees
Grant Thornton serves as our principal accounting firm. Grant Thornton’s aggregate fees billed to us for the fiscal years ended December 31, 2019 and December 31, 2018 are as follows:

Period	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees (4)	Total Fees
Fiscal year ended December 31, 2019	$450,791	$—	$—	$—	$450,791
Fiscal year ended December 31, 2018	432,311	—	—	—	432,311

(1)
“Audit Fees” are those fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided in connection with statutory and regulatory filings.

(2)
“Audit-Related Fees” are those fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)
“Tax Fees” are those fees billed for professional services for tax compliance. Grant Thornton provided no professional services for tax compliance during the fiscal years ended December 31, 2019 and 2018.

(4)
“All Other Fees” are those fees billed for services, other than the services reported above, related to our registration statements and related prospectuses. Such fees are incurred by HMS Adviser and reimbursed by us on a monthly basis, up to a maximum aggregate amount of 1.5% of the gross stock offering proceeds.

Pre-approval Policies and Procedures
Our Audit Committee has adopted a pre-approval policy requiring the Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Grant Thornton. In determining whether or not to pre-approve services, the Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC, and, if permissible, the potential effect of such services on the independence of Grant Thornton. All services performed for us for the fiscal years ended December 31, 2019 and December 31, 2018 were pre-approved or ratified by our Audit Committee.

Audit Committee Report
To the Directors of HMS Income Fund, Inc.:
We have reviewed HMS Income Fund, Inc.’s audited consolidated financial statements as of and for the year ended December 31, 2019 and discussed them with management and the Company’s independent registered public accounting firm.
We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 1301 “Communications with Audit Committees.”
We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor communications with the audit committee concerning independence, and we have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to HMS Income Fund, Inc. and its affiliates is compatible with the auditors’ independence.
Based on the reviews and discussions referred to above, we recommended to the board of directors that the financial statements referred to above be included in HMS Income Fund, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

The Audit Committee also recommended the appointment of Grant Thornton LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.
Audit Committee
John O. Niemann, Jr., Chairman
Peter Shaper
Gregory R. Geib

The material in the Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
INVESTMENT ADVISER AND ADMINISTRATOR, INVESTMENT SUB-ADVISER AND SUB-ADMINISTRATOR AND DEALER MANAGER
Set forth below are the names and addresses of the Company’s investment adviser and administrator, investment sub-adviser and sub-administrator and dealer manager:

INVESTMENT ADVISER AND ADMINISTRATOR	INVESTMENT SUB-ADVISER AND SUB-ADMINISTRATOR	DEALER MANAGER
HMS Adviser LP 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118	MSC Adviser I, LLC 1300 Post Oak Boulevard, 8th Floor Houston, Texas 77056	Hines Securities, Inc. 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118

OTHER MATTERS PRESENTED FOR ACTION AT THE 2020 ANNUAL MEETING
Our board of directors does not intend to present for action at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice explains the privacy policies of HMS Income Fund, Inc. and its affiliated companies. This notice supersedes any other privacy notice you may have received from HMS Income Fund, Inc.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information as required by law.

We do not share this information with any non-affiliated third party except as described below.

•	Authorized Employees of HMS Adviser. It is our policy that only authorized employees of HMS Adviser who need to know your personal information will have access to it.

•
Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•
Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

If you decide to no longer do business with us, we will continue to follow this privacy policy with respect to the information we have in our possession about you and your account.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement.   Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2021 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than March 26, 2021.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings.   Any stockholder who intends to propose a nominee to our board of directors or propose any other business to be considered by the stockholders at the 2021 annual meeting of stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of our Bylaws. For any proposal that is not submitted for inclusion in our proxy material for the 2021 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with such advance notice provisions and other requirements set forth in our Bylaws. Under our Bylaws, for a stockholder proposal to be properly submitted for presentation at our 2021 annual meeting of stockholders, our Secretary must receive written notice of the proposal at our principal executive offices no earlier than February 24, 2021 or later than 5:00 p.m., Eastern Time, on March 26, 2021. In addition, such proposal must contain information specified in our Bylaws, including but not limited to:

•	as to the proposing stockholder and any associated person thereof,

•	the name and address of such persons as they appear on our books;

•	the number of shares of Common Stock owned beneficially and of record by such persons;

•	the date on which each such shares were acquired and the investment intent of such acquisition; and

•	the name of the nominee holder for, and number shares of, Common Stock owned beneficially but not of record by such persons;

•	as to each director nominee,

•	the name, age and address of the nominee;

•	the number of shares of Common Stock owned beneficially and of record by the nominee;

•
all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved);

•	the date on which each such shares were acquired and the investment intent of such acquisition; and

•	the name of the nominee holder for, and number shares of, Common Stock owned beneficially but not of record by the nominee;

•	as to any other business that the stockholder proposes to bring before the annual meeting,

•	a brief description of the business to be brought before the annual meeting;

•	the reasons for proposing such business at the annual meeting; and

•	any material interest in such business that the proposing stockholder and any associated person thereof may have.

The above summarizes the procedures and requirements in our Bylaws regarding the submission of stockholder nominations and other proposals, and any stockholder desiring to submit a nominee or another stockholder proposal should consult our Bylaws concerning these requirements, including but not limited to the different notice submission date requirements in the event that the date of the 2021 annual meeting of stockholders is before September 9, 2021 or after November 8, 2021.

All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056.

You may obtain a copy of our Bylaws, in which these procedures and requirements are set forth, upon written request to our Secretary at the address above.
By Order of the Board of Directors,
Jason P. Maxwell
General Counsel, Chief Compliance Officer
and Corporate Secretary
Houston, Texas
July 24, 2020

EXHIBIT A

INVESTMENT ADVISORY AND
ADMINISTRATIVE SERVICES AGREEMENT
BETWEEN
[MSC INCOME FUND, INC.]
AND
MSC ADVISER I, LLC

This Investment Advisory and Administrative Services Agreement (the “Agreement”) is made as of the ____ day of , 2020, by and between [MSC INCOME FUND, INC.], a Maryland corporation (the “Company”), and MSC ADVISER I, LLC, a Delaware limited liability company (the “Adviser”).
WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and
WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company and to provide for the administrative services necessary for the operation of the Company on the terms and subject to the conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.Duties of the Adviser.

(a)
Retention of the Adviser. The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the board of directors of the Company (collectively, the “Board”), for the period and upon the terms herein set forth:

(i)
in accordance with the investment objectives, policies and restrictions that are set forth in the Company’s periodic reports and/or registration statements, as amended from time to time, that the Company files with the Securities and Exchange Commission (the “SEC”);

(ii)	in accordance with the Investment Company Act and the rules and regulations thereunder, subject to the terms of any exemptive order applicable to the Company; and

(iii)	in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s articles of incorporation and bylaws, in each case as amended from time to time.

(b)
Responsibilities of the Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, provide the following advisory services to the Company (the “Advisory Services”):

(i)	determine the composition and allocation of the investment portfolio of the Company, the nature and timing of any changes therein and the manner of implementing such changes;

(ii)	identify, evaluate and negotiate the structure of the investments made by the Company;

(iii)	execute and close the acquisition of, and monitor and service, the Company’s investments;

(iv)	determine the securities and other assets that the Company shall purchase, retain, or sell;

(v)	perform due diligence on prospective investments and portfolio companies;

(vi)	provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably request or require for the investment of its funds; and

(vii)
to the extent required under the Investment Company Act, on the Company’s behalf provide significant managerial assistance to those portfolio companies to which the Company is required as a BDC to provide such assistance under the Investment Company Act, including, without limitation, utilizing appropriate personnel of the Adviser to, among other things, participate in board and management meetings of the Company’s portfolio companies, consult with and advise officers of the Company’s portfolio companies and provide other organizational and financial consultation to the Company’s portfolio companies.

(c)
Power and Authority. To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Adviser, and the Adviser hereby accepts, the power and authority on behalf of the Company to provide the Advisory Services enumerated herein to the fullest extent, including, without limitation, the power and authority to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to procure debt financing or otherwise utilize leverage, the Adviser shall use commercially reasonable efforts to arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle or a tax blocker corporation, the Adviser shall have authority to create, or arrange for the creation of, such special purpose vehicle or tax blocker corporation and to make investments through such special purpose vehicle or tax blocker corporation in accordance with applicable law. The Company also grants to the Adviser the power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems, in its sole discretion, appropriate, necessary or advisable to perform the Advisory Services enumerated herein and to otherwise carry out its duties pursuant to this Agreement.

(d)
Administrative Services. Subject to the supervision, direction and control of the Board, the provisions of the Company’s articles of incorporation and bylaws, and applicable federal and state law, in addition to the Advisory Services, the Adviser shall perform, or cause to be performed by other persons, all administrative services required to be performed in connection with the proper conduct and operation of the business of the Company, including, but not limited to, legal, accounting, tax, insurance and investor relations services and other services described in Section 2(b) below (“Administrative Services”).

(e)
Acceptance of Employment. The Adviser hereby accepts employment as the investment adviser and administrator of the Company and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.

(f)
Sub-Advisers. The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, but not by way of limitation, the Adviser may retain a Sub-Adviser to identify, evaluate, negotiate and structure prospective investments, perform, or cause to be performed, due diligence procedures and provide due diligence information to the Adviser, make investment and portfolio management recommendations for approval by the Adviser, monitor the Company’s investment portfolio and provide certain ongoing administrative services.

(i)
The Adviser and not the Company shall be responsible for any compensation for Advisory Services payable to any Sub-Adviser; provided, however, that the Adviser shall have the right to direct the Company to pay directly any Sub-Adviser the amounts due and payable to such Sub-Adviser from the fees and expenses payable to the Adviser under this Agreement.

(ii)	Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and the Advisers Act, including, without limitation, the requirements of the Investment Company Act relating to Board and Company stockholder approval thereunder, and other applicable federal and state law.

(iii)
Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Advisers Act, as well as other applicable federal and state law.

(g)
Independent Contractor Status. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company. Nothing contained herein shall be deemed to create a partnership, joint venture or employer-employee relationship between the Company and the Adviser, the Company and any sub-adviser or the Adviser and any sub-adviser, and the Company and the Adviser shall for tax purposes treat the relationship created hereby as a principal-independent contractor relationship.

(h)
Record Retention. Subject to review by and the overall control of the Board, the Adviser, in its capacity as adviser and administrator to the Company hereunder, shall keep and preserve for the period required by the Investment Company Act and the Advisers Act any books and records relevant to the activities performed by the Adviser hereunder and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act and the rules thereunder, including with respect to the Company’s portfolio transactions and activities performed by it as the Company’s administrator, and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request and upon termination of this Agreement pursuant to Section 9 herein. The Adviser shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law, subject to observance of its confidentiality obligations under this Agreement. The Adviser shall maintain records of the locations where books, accounts and records are maintained among the persons and entities providing services directly or indirectly to the Adviser or the Company.

The following provisions in this Section 1 shall apply for only so long as the shares of common stock of the Company (“Common Shares”) are not listed on a national securities exchange.

(i)
State Administrator. The Adviser shall, upon request by an official or agency administering the securities laws of a state, province, or commonwealth (a “State Administrator”), submit to such State Administrator the reports and statements required to be distributed to Company stockholders pursuant to this Agreement, any registration statement filed with the SEC, and applicable federal and state law.

(j)
Fiduciary Duty. It is acknowledged that the Adviser shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Adviser’s immediate possession or control. The Adviser shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Adviser shall not, by entry into an agreement with any stockholder of the Company or otherwise, contract away the fiduciary obligation owed to the Company and the Company’s stockholders under common law.

2.Payment or Reimbursement of Costs and Expenses.

(a)
Expenses of Providing Advisory Services. Subject to the limitations on expense reimbursement of the Adviser as set forth in the last sentence of this Section 2(a) and in Section 2(c), the Company, either directly or through reimbursement to the Adviser, shall bear all costs and expenses of its investment operations and its investment transactions, including, without limitation all third party fees and expenses incurred by the Adviser in connection with its provision of the Advisory Services to the Company hereunder, including travel and related expenses incurred by the Adviser in connection with the purchase, consideration for purchase, financing, refinancing, sale or other disposition of any investment or potential investment of the Company and the third party fees and expenses in monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments, including expenses related to unsuccessful portfolio acquisition efforts. Notwithstanding the foregoing, the costs of all personnel of the Adviser, when and to the extent engaged in providing Advisory Services (but not Administrative Services) hereunder, and the compensation and routine overhead expenses of such personnel allocable to such Advisory Services, shall be provided and paid by the Adviser and shall not be paid separately or reimbursed by the Company.

(b)
Administrative Expenses. Subject to the limitations on reimbursement of the Adviser as set forth in Sections 2(a) and 2(d) hereof, and in addition to the compensation paid to the Adviser pursuant to Section 3 in its role as adviser to the Company, the Company, either directly or through reimbursement to the Adviser, shall bear all other costs and expenses of its organization, operations and administration. Without limiting the generality of the foregoing, the Company shall pay or reimburse to the Adviser all fees, expenses and costs incurred in connection with any registration, offer and sale of the Company’s common stock (the “Common Shares”) to the public, including (without limitation) registration fees, fees and expenses of qualifying the Common Shares for sale under applicable federal and state laws, attorney and accountant fees related to the registration and offering of the Common Shares, printing costs, mailing costs, salaries of employees while engaged in sales activity, charges of transfer agents and all other organization and offering expenses. In addition, the Company shall pay or reimburse to the Adviser all costs and expenses related to the day-to-day administration and management of the Company not related to the Advisory Services (“Administrative Expenses”), including, without limitation the actual cost of the persons performing the functions of chief financial officer and chief compliance officer and other personnel engaged to provide such Administrative Services (including, without limitation, direct compensation costs including the allocable portion of salaries, bonuses, benefits and other direct costs associated therewith) and related overhead costs, including rent, allocated by the Adviser to the Company in a reasonable manner, without markup; amounts paid to third parties for Administrative Services; the cost of determining the value of the Company’s investments and calculating the Company’s net asset value, including the cost of any third-party valuation firms; the cost of effecting sales and repurchases of Common Shares and other securities; any exchange listing fees; federal, state and local taxes; independent directors’ fees and expenses; all travel and related expenses of directors, officers and agents and employees of the Company and the Adviser, incurred in connection with attending meetings of the Board or meetings of the holders of securities of the Company or performing other business activities that relate to the Company; costs of proxy statements; stockholders’ reports and notices; costs of preparing government filings, including periodic and current reports with the SEC; fidelity bond, liability insurance and other insurance premiums; and direct costs such as printing, mailing, long distance telephone and staff costs associated with the Company’s reporting and compliance obligations under the Investment Company Act and applicable federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002; fees and expenses associated with accounting, independent audits and outside legal costs; and all other expenses incurred in connection with Administrative Services for the Company. For the avoidance of doubt, Administrative Expenses shall include the allocable portion of personnel and related employment direct costs and overhead costs, including rent, incurred by the Adviser or its affiliates in providing professional services for the Company in-house, including legal services, tax services, internal audit services, technology-related services and services in connection with compliance with the Sarbanes-Oxley Act of 2002. In the event that any affiliate of the Adviser incurs such costs or expenses on behalf of the Company, the Company shall pay such affiliate to the same extent it would be obligated to pay the Adviser directly had the Adviser incurred and paid such cost or expense, and any such affiliate of the Adviser shall be an intended third party beneficiary of this Agreement for purposes of establishing such party’s right to payment hereunder. Specifically, Main Street Capital Corporation and certain subsidiaries or affiliates thereof may incur, advance and/or pay such costs and expenses.

(c)
Portfolio Company Compensation. In certain circumstances, the Adviser, any Sub-Adviser, or any of their respective affiliates, may receive compensation from a portfolio company in connection with the Company’s investment in such portfolio company. Any compensation received by the Adviser, any Sub-Adviser, or any of their respective affiliates attributable to the Company’s investment in any portfolio company in excess of any of the limitations in or exemptions granted from the Investment Company Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, any Sub-Adviser, or the Company by the SEC shall be delivered promptly to the Company and the Company shall retain such excess compensation for the benefit of its stockholders.
The following provisions in this Section 2 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.

(d)
Limitations on Reimbursement of Adviser Costs. The Adviser may be reimbursed for the cost of Administrative Services performed by it on behalf of the Company; provided, however, the reimbursement shall be an amount equal to the lower of the Adviser’s actual cost or the amount the Company would be required to pay third parties for the provision of comparable Administrative Services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Adviser is entitled to compensation by way of a separate fee. The Company may also agree to reimburse the Adviser under the Agreement whereby the Adviser, acting as the Company’s administrator, shall provide certain Administrative Services for the Company, for the salaries, rent, fringe benefits, travel expenses and other administrative items incurred or allocated to persons serving in the capacities of chief financial officer and chief compliance officer of the Company and other personnel engaged to provide such Administrative Services.

(e)
Previous Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report, prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, and distributed to stockholders not less than annually, containing an itemized list of the costs reimbursed to the Adviser pursuant to Section 2(d) for the previous fiscal year. The special report shall at a minimum provide:

(i)	A review of the time records of individual employees, the costs of whose services were reimbursed; and

(ii)	A review of the specific nature of the work performed by each such employee.

(f)
Proposed Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report containing an itemized estimate of all proposed expenses for which it shall receive reimbursements pursuant to Section 2(d) of this Agreement for the next fiscal year, together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Adviser.

1.
Compensation of the Adviser. The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may, in its sole discretion, agree to temporarily or permanently waive, defer, or reduce, in whole or in part, the Base Management Fee and/or the Incentive Fee. See Appendix A for examples of how the Incentive Fee is calculated.

(a)
Base Management Fee. The Base Management Fee shall be calculated at an annual rate of 1.75% of the Company’s average gross assets. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters. The determination of gross assets will reflect changes in the fair market value of portfolio investments reflecting both realized and unrealized appreciation and depreciation. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Adviser shall determine, unless the Adviser expressly and in writing delivered to the Company permanently waives receipt of such Base Management Fee, in which event the Company shall forever be relieved of the obligation to pay such Base Management Fee for such quarter. The Base Management Fee for any partial month or quarter shall be appropriately pro rated.

(b)	Incentive Fee. The Incentive Fee shall consist of two parts: (1) a subordinated incentive fee on income, and (2) an incentive fee on capital gains. Each part of the incentive fee is outlined below.

(i)
The first part of the Incentive Fee, referred to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the immediately preceding quarter. The payment of the subordinated incentive fee on income will be subject to pre-incentive fee net investment income for the previous quarter, expressed as a quarterly rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, exceeding 1.875% (7.5% annualized), subject to a “catch up” feature (as described below).

For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, Administrative Services expenses and the expenses payable under any other administration or similar agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of this calculation, adjusted capital means cumulative gross proceeds generated from sales of the Common Shares (including proceeds from the Company’s distribution reinvestment plan) reduced for (A) non-liquidating distributions (which includes all distributions other than distributions of profits and gains) paid to the Company’s stockholders and (B) amounts paid for share repurchases pursuant to the Company’s share repurchase program.
The calculation of the subordinated incentive fee on income for each quarter is as follows:

•
No subordinated incentive fee on income shall be payable to the Adviser in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.875% (or 7.5% annualized) on adjusted capital;

•
100% of the Company’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.34375% in any calendar quarter (9.375% annualized) shall be payable to the Adviser. This portion of the subordinated incentive fee on income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20.0% on all of the Company’s pre-incentive fee net investment income as if the hurdle rate did not apply when the pre-incentive fee net investment income is equal to or exceeds 2.34375% (9.375% annualized) in any calendar quarter; and

•
For any quarter in which the Company’s pre-incentive fee net investment income is equal to or exceeds 2.34375% (9.375% annualized), the subordinated incentive fee on income shall equal 20.0% of the amount of the Company’s pre-incentive fee net investment income, as the hurdle rate and catch-up will have been achieved.

(ii)
The second part of the Incentive Fee, referred to as the incentive fee on capital gains, shall be an incentive fee on realized capital gains earned on liquidated investments from the portfolio of the Company and shall be determined and payable in arrears as of the end of each calendar year (or upon termination of the Agreement). This fee shall equal (a) 20.0% of the Company’s incentive fee capital gains, which shall equal the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less (b) the aggregate amount of any previously paid capital gain incentive fees.

3.Covenants of the Adviser.

(a)
Adviser Status. The Adviser represents that it is registered as an investment adviser under the Advisers Act and covenants that it will maintain such registration until the expiration or earlier termination of this Agreement. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments. The Adviser agrees to observe and comply with applicable provisions of the code of ethics adopted by the Company pursuant to Rule 17j-1 under the Investment Company Act, as such code of ethics may be amended from time to time.
The following provisions in this Section 4 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.

(b)
Reports to Stockholders. The Adviser shall prepare or shall cause to be prepared and distributed to stockholders during each year the following reports of the Company (either included in a periodic report filed with the SEC or distributed in a separate report):

(i)
Quarterly Reports. Within 60 days of the end of each quarter, a report containing the same financial information contained in the Company’s Quarterly Report on Form 10-Q filed by the Company under the Securities Exchange Act of 1934, as amended.

(ii)	Annual Report. Within 120 days after the end of the Company’s fiscal year, an Annual Report on Form 10-K containing:

(A)
A balance sheet as of the end of each fiscal year and statements of income, equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant;

(B)	A report of the activities of the Company during the period covered by the report;

(C)	Where forecasts have been provided to the Company’s stockholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and

(D)
A report setting forth distributions by the Company for the period covered thereby and separately identifying distributions from (i) cash flow from operations during the period; (ii) cash flow from operations during a prior period which have been held as reserves; and (iii) proceeds from disposition of Company assets.

(iii)	Federal Income Tax Information. Within 75 days after the end of the Company’s fiscal year, all information necessary for stockholders to prepare their federal income tax returns.

(c)
Reports to State Administrators. The Adviser shall, upon written request of any State Administrator, submit any of the reports and statements to be prepared and distributed by it pursuant to this Section 4 to such State Administrator.

(d)
Reserves. In performing its duties hereunder, the Adviser shall cause the Company to provide for adequate reserves for normal replacements and contingencies (but not for payment of fees payable to the Adviser hereunder) by causing the Company to retain a reasonable percentage of proceeds from offerings and revenues.

(e)
Recommendations Regarding Reviews. From time to time and not less than quarterly, the Adviser must review the Company’s accounts to determine whether cash distributions are appropriate. The Company may, subject to authorization by the Board, distribute pro rata to the stockholders funds received by the Company that the Adviser deems unnecessary to retain in the Company.

(f)
Temporary Investments. The Adviser shall, in its sole discretion, temporarily place proceeds from offerings by the Company into short term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Company and the nature, timing and implementation of any changes thereto pursuant to Section 1(b); provided however, that the Adviser shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment. The Adviser shall cause any proceeds of the offering of Company securities not committed for investment within the later of two years from the date of effectiveness of the Registration Statement or one year from termination of the offering, unless a longer period is permitted by the applicable State Administrator, to be paid as a distribution to the stockholders of the Company as a return of capital without deduction of Front End Fees (as defined below).
4.Brokerage Commissions, Limitations on Front End Fees; Period of Offering; Assessments.

(a)
Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors, including, without limitation, as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and is consistent with the Adviser’s duty to seek the best execution on behalf of the Company. Notwithstanding the foregoing, with regard to transactions with or for the benefit of the Company, the Adviser may not pay any commission or receive any rebates or give-ups, nor participate in any business arrangements which would circumvent this restriction.

The following provisions in this Section 5 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.

(b)	Limitations. Notwithstanding anything herein to the contrary:

(i)
All fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company (“Front End Fees”) shall be reasonable and shall not exceed 18% of the gross offering proceeds, regardless of the source of payment. Any reimbursement to the Adviser or any other person for deferred Organizational and Offering Expenses (as defined in the North American Securities Administrators Association Omnibus Guidelines), including any interest thereon, if any, will be included within this 18% limitation.

(ii)
The Adviser shall commit at least eighty-two percent (82%) of the gross offering proceeds towards the investment or reinvestment of assets and reserves as set forth in Section 4(d) above on behalf of the Company. The remaining proceeds may be used to pay Front End Fees.

5.Other Activities of the Adviser.
The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.
6.Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Adviser or its affiliates is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, member, officer and/or employee of the Adviser or its affiliates shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, member, officer or employee of the Adviser or its affiliates or under the control or direction of the Adviser or its affiliates, even if paid by the Adviser or its affiliates.
7.Indemnification.

(a)
Indemnification. Subject to Section 8(b) below, the Adviser and any Sub-Adviser (and their respective officers, directors, managers, partners, shareholders, members (and their shareholders or members, including the owners of their shareholders or members), agents, employees, controlling persons and any other person or entity affiliated with or acting on behalf of the Adviser or any Sub-Adviser, as applicable (each an “Indemnified Party”) and, collectively, the “Indemnified Parties”) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser or any Sub-Adviser in connection with the performance of any of their duties or obligations under this Agreement, any sub-advisory agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect Indemnified Parties (each of whom shall be a third party beneficiary hereof) and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company or any of the Sub-Adviser’s duties or obligations under any sub-advisory agreement, to the extent such losses, damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Investment Company Act, the articles of incorporation of the Company and other applicable law. Notwithstanding the preceding sentence of this Section 8(a) to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of fraud, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

The following provisions in this Section 8 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.

(b)
Limitations on Indemnification. Notwithstanding Section 8(a) to the contrary, the Company shall not provide for indemnification of the Indemnified Parties for any liability or loss suffered by the Indemnified Parties, nor shall the Company provide that any of the Indemnified Parties be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i)	the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;

(ii)	the Indemnified Party was acting on behalf of or performing services for the Company;

(iii)	such liability or loss was not the result of negligence, willful misfeasance, bad faith, or misconduct by the Indemnified Party; and

(iv)	such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders.

Furthermore, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

(i)	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnified Party;

(ii)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnified Party; or

(iii)
a court of competent jurisdiction approves a settlement of the claims against an Indemnified Party and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(c)
Advancement of Funds. The Company shall be permitted to advance funds to the Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are met:

(i)	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

(ii)	The Indemnified Party provides the Company with written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Company has been met;

(iii)
The legal action is initiated by a third party who is not a Company stockholder, or the legal action is initiated by a Company stockholder and a court of competent jurisdiction specifically approves such advancement; and

(iv)
The Indemnified Party undertakes, in a written agreement, to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Indemnified Party is not found to be entitled to indemnification.

9.    Effectiveness, Duration and Termination of Agreement.

(a)
Term and Effectiveness. This Agreement shall become effective as of the date hereof and shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(b)
Termination. This Agreement may be terminated at any time, without the payment of any penalty, by (a) the Company upon 60 days’ written notice to the Adviser, provided that such termination by the Company is directed or approved by the (i) vote of a majority of the outstanding voting securities of the Company or (ii) vote of a majority of the directors of the Company in office at the time, or (b) the Adviser upon 120 days’ written notice to the Company. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

(c)	Payments to and Duties of Adviser Upon Termination.

(i)
After the termination of this Agreement, the Adviser shall not be entitled to compensation for further services provided hereunder except that it shall be entitled to receive from the Company within thirty (30) days after the effective date of such termination all earned but unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement, including any deferred fees. If the Company and the Adviser cannot agree on the amount of such reimbursements and fees, the parties will submit to binding arbitration.

(ii)	The Adviser shall promptly upon termination:

(A)
Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(B)	Deliver to the Board all assets and documents of the Company then in custody of the Adviser; and

(C)	Cooperate with the Company to provide an orderly transition of services.
The following provisions in this Section 9 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.

(d)
Other Matters. Without the approval of holders of a majority of the Common Shares entitled to vote on the matter, the Adviser shall not: (i) amend this Agreement except for amendments that do not adversely affect the interests of the stockholders; (ii) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the stockholders; (iii) appoint a new adviser; (iv) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business; or (v) cause the merger or other reorganization of the Company. In the event that the Adviser should withdraw pursuant to (ii) above, the withdrawing Adviser shall pay all expenses incurred as a result of its withdrawal. To the extent not prohibited by the Investment Company Act, the Company may terminate the Adviser’s interest in the Company’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Adviser’s interest, determined by agreement of the terminated Adviser and the Company. If the Company and the Adviser cannot agree upon such amount, then such amount will be determined in accordance with the then current rules of the American Arbitration Association. The expenses of such arbitration shall be borne equally by the terminated Adviser and the Company. The method of payment to the terminated Adviser must be fair and must protect the solvency and liquidity of the Company.

(e)
With respect to any shares owned by the Adviser, the Adviser may not vote or consent on matters submitted to the stockholders regarding the removal of the Adviser or regarding any transaction between the Company and the Adviser. In determining the existence of the requisite percentage of shares necessary to approve a matter on which the Adviser may not vote or consent, any shares owned by the Adviser shall not be included.

10.    Conflicts of Interests and Prohibited Activities.
The following provisions in this Section 10 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.

(a)	No Exclusive Agreement. The Adviser is not hereby granted or entitled to an exclusive right to sell or exclusive employment to sell assets for the Company.

(b)	Rebates, Kickbacks and Reciprocal Arrangements.

(i)
The Adviser agrees that it shall not (A) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws, (B) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, or (C) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws.

(ii)
The Adviser agrees that it shall not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell the Company’s Common Shares or give investment advice to a potential stockholder; provided, however, that this subsection shall not prohibit the payment of a registered broker-dealer or other properly licensed agent from sales commissions for selling or distributing the Common Shares.

(c)
Commingling. The Adviser covenants that it shall not permit or cause to be permitted the Company’s funds from being commingled with the funds of any other entity. Nothing in this subsection 10(c) shall prohibit the Adviser from establishing a master fiduciary account pursuant to which separate sub-trust accounts are established for the benefit of affiliated programs, provided that the Company’s funds are protected from the claims of other programs and creditors of such programs.

11.    Notices.
Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.
12.    Amendments.
This Agreement may be amended in writing by mutual consent of the Company and the Adviser, subject to the provisions of the Investment Company Act.
13.    Counterparts.
This Agreement may be executed in counterparts, each of which shall be deemed an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.
14.    Third Party Beneficiaries.
Except for any Sub-Adviser and Indemnified Party with respect to Section 8 hereof, such Sub-Adviser and the Indemnified Parties each being an intended beneficiary of this Agreement for purposes of Section 8 hereof, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.
15.    Survival.
The provisions of Sections 8, 9, 16 and this Section 15 shall survive the expiration or earlier termination of this Agreement.

16.    Entire Agreement; Governing Law.
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Texas. For so long as the Company is regulated as a BDC under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Texas, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
[Signature Page to Follow]

[Signature Page to Investment Advisory and Administrative Services Agreement]
IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory and Administrative Services Agreement to be duly executed on the date above written.
COMPANY:

[MSC INCOME FUND, INC.]

By:
Name:
Title:

ADVISER:

MSC ADVISER I, LLC

By:
Name:
Title:

Appendix A

Examples of Quarterly Incentive Fee Calculation

Example 1: Subordinated Incentive Fee on Income (*):
Alternative 1— Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 1.25%

•	Hurdle rate (1) = 1.875%

•	Base Management fee (2) = 0.4375%

•	Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%

•	Pre-incentive fee net investment income (investment income – (base management fee + other expenses)) = 0.6125%

Pre-incentive fee net investment income does not exceed hurdle rate, therefore there is no subordinated incentive fee on income.

Alternative 2 — Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 2.70%

•	Hurdle rate (1) = 1.875%

•	Base Management fee (2) = 0. 4375%

•	Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%

•	Pre-incentive fee net investment income (investment income – (base management fee + other expenses)) = 2.0625%

Pre-incentive net investment income exceeds hurdle rate, therefore there is a subordinated incentive fee on income payable by the Company to the Adviser.

Subordinated incentive fee on income = 100% x pre-incentive fee net investment income in excess of the hurdle rate, based on the “catch-up” provision (3)

= 100% x (2.0625% – 1.875%)

= 0.1875%

Alternative 3 — Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 3.20%

•	Hurdle rate (1) = 1.875%

•	Base Management fee (2) = 0.4375%

•	Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.20%

•	Pre-incentive fee net investment income (investment income – (base management fee + other expenses)) = 2.5625%

•	Subordinated incentive fee on income “catch-up” (3) = 2.34375% (9.375% annual “catch-up” ÷ 4 quarters)

Pre-incentive net investment income exceeds hurdle rate, therefore there is a subordinated incentive fee on income payable by the Company to the Adviser.

•	Subordinated incentive fee on income = 20% x pre-incentive fee net investment income, subject to “catch-up” (3)

•	Subordinated incentive fee on income = 100% x “catch-up” + (20% x (pre-incentive fee net investment income – 2.34375%))

•	Catch-up = 2.34375% – 1.875%
= 0.46875%

•	Subordinated incentive fee on income = (100% x 0.46875%) + (20% x (2.5625% – 2.34375%))
= 0.46875% + (20% x 0.21875%)
= 0.46875% + 0.04375%
= 0.5125% (or 20% of 2.5625%)
_______________

(1)	Represents 7.5% annualized hurdle rate.

(2)	Represents 1.75% annualized base management fee.

(3)
The “catch-up” provision is intended to provide the Adviser with a subordinated incentive fee on income of 20% on all pre-incentive fee net investment income as if a hurdle rate did not apply when the pre-incentive net investment income exceeds 2.34375% in any calendar quarter.

(*)	The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of total net assets.
Example 2: Incentive Fee on Capital Gains:
Alternative 1: Assumptions
Year 1: $20 million investment made in company A (“Investment A”), and $30 million investment made in company B (“Investment B”)

Year 2: Investment A sold for $50 million and fair market value, or FMV, of Investment B determined to be $32 million

Year 3: FMV of Investment B determined to be $25 million

Year 4: Investment B sold for $31 million

The incentive fee on capital gains would be:
Year 1: None

Year 2: Incentive fee on capital gains of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20%; no unrealized capital depreciation)

Year 3: None

Year 4: Incentive fee on capital gains of $200,000 ($6.2 million ($31 million cumulative realized capital gains multiplied by 20%) less $6 million (incentive fee on capital gains fee paid in Year 2)

Alternative 2 — Assumptions
Year 1: $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”)

Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

Year 4: FMV of Investment B determined to be $35 million

Year 5:    Investment B sold for $20 million

The incentive fee on capital gains, if any, would be:
Year 1: None

Year 2: $5 million incentive fee on capital gains (20% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B)

Year 3: $1.4 million incentive fee on capital gains $6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains on Investment A and Investment C less $3 million unrealized capital depreciation on Investment B)) less $5 million incentive fee on capital gains paid in Year 2)

Year 4: Incentive fee on capital gains of $600,000 ($7 million ($35 million cumulative realized capital gains multiplied by 20%) less $6.4 million (cumulative incentive fees on capital gains paid in Year 2 and Year 3))

Year 5: None. ($5 million (20% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $7.0 million cumulative incentive fees on capital gains paid in Year 2, Year 3 and Year 4)

The returns shown are for illustrative purposes only and are all based on quarterly calculations. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in the examples above.

EXHIBIT B

INVESTMENT ADVISORY AND
ADMINISTRATIVE SERVICES AGREEMENT
BETWEEN
~~HMS~~[MSC INCOME FUND, INC.]
AND
~~HMS~~MSC ADVISER ~~LP~~I, LLC

This Investment Advisory and Administrative Services Agreement (the “Agreement”) is made as of the ~~31st~~____ day of ~~May~~ , ~~2012~~2020, by and between ~~HMS~~[MSC INCOME FUND, INC.], a Maryland corporation (the “Company”), and ~~HMS~~MSC ADVISER ~~LP~~I, LLC, a ~~Texas~~Delaware limited ~~partnership~~liability company (the “Adviser”).
WHEREAS, the Company is a ~~newly organized~~ non-diversified, closed-end management investment company that ~~intends to elect~~has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
WHEREAS, the Adviser ~~is a newly organized investment adviser that~~ is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and
WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company and to provide for the administrative services necessary for the operation of the Company on the terms and subject to the conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.Duties of the Adviser.
(a)    Retention of the Adviser. The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the board of directors of the Company (collectively, the “Board”), for the period and upon the terms herein set forth:
(i)    in accordance with the investment objectives, policies and restrictions that are set forth in the Company’s ~~Registration Statement on Form N-2 (File No. 333-178548) filed~~periodic reports and/or registration statements, as amended from time to time, that the Company files with the Securities and Exchange Commission (the “SEC”)~~, as amended from time to time (the “Registration Statement”)~~; ~~and~~
(i)    in accordance with the Investment Company Act and the rules and regulations thereunder, subject to the terms of any exemptive order applicable to the Company; and
(ii)    ~~(ii) during the term of this Agreement~~ in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s articles of incorporation and bylaws, in each case as amended from time to time.
(b)    Responsibilities of the Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, provide the following advisory services to the Company (the “Advisory Services”):
(i)    determine the composition and allocation of the investment portfolio of the Company, the nature and timing of any changes therein and the manner of implementing such changes;
(ii)    identify, evaluate and negotiate the structure of the investments made by the Company;
(iii)    execute and close the acquisition of, and monitor and service, the Company’s investments;
(iv)    determine the securities and other assets that the Company shall purchase, retain, or sell;

(v)    perform due diligence on prospective investments and portfolio companies;
(vi)    provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably request or require for the investment of its funds; and
(vii)    to the extent ~~permitted~~required under the Investment Company ~~Act and the Advisers~~ Act, on the Company~~'~~’s behalf provide significant managerial assistance to those portfolio companies to which the Company is required as a BDC to provide such assistance under the Investment Company Act, including, without limitation, utilizing appropriate personnel of the Adviser to, among other things, ~~monitor the operations of the Company's portfolio companies,~~ participate in board and management meetings of the Company’s portfolio companies, consult with and advise officers of the Company’s portfolio companies and provide other organizational and financial consultation to the Company’s portfolio companies.
(c)    Power and Authority. To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Adviser, and the Adviser hereby accepts, the power and authority on behalf of the Company to provide the Advisory Services enumerated herein to the fullest extent, including, without limitation, the power and authority to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to procure debt financing or otherwise utilize leverage, the Adviser shall use commercially reasonable efforts to arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle or a tax blocker corporation, the Adviser shall have authority to create, or arrange for the creation of, such special purpose vehicle or tax blocker corporation and to make investments through such special purpose vehicle or tax blocker corporation in accordance with applicable law. The Company also grants to the Adviser the power and authority to engage in all activities and transactions (~~any~~and anything incidental thereto) that the Adviser deems, in its sole discretion, appropriate, necessary or advisable to perform the Advisory Services enumerated herein and to otherwise carry out its duties pursuant to this Agreement.
(d)    Administrative Services. Subject to the supervision, direction and control of the Board, the provisions of the Company~~'~~’s articles of incorporation and bylaws, and applicable federal and state law, in addition to the Advisory Services, the Adviser shall perform, or cause to be performed by other persons, all administrative services required to be performed in connection with the proper conduct and operation of the business of the Company, including, but not limited to, legal, accounting, tax, insurance and investor relations services and other services described in Section 2(b) below (“Administrative Services”).
(e)    Acceptance of Employment. The Adviser hereby accepts employment as the investment adviser and administrator of the Company and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.
(f)    Sub-Advisers. The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, but not by way of limitation, the Adviser may retain a Sub-Adviser to identify, evaluate, negotiate and structure prospective investments, perform, or cause to be performed, due diligence procedures and provide due diligence information to the Adviser, make investment and portfolio management recommendations for approval by the Adviser, monitor the Company’s investment portfolio and provide certain ongoing administrative services.
(i)    The Adviser and not the Company shall be responsible for any compensation for Advisory Services payable to any Sub-Adviser; provided, however, that the Adviser shall have the right to direct the Company to pay directly any Sub-Adviser the amounts due and payable to such Sub-Adviser from the fees and expenses payable to the Adviser under this Agreement.
(ii)    Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and the Advisers Act, including, without limitation, the requirements of the Investment Company Act relating to Board and Company stockholder approval thereunder, and other applicable federal and state law.
(iii)    Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Advisers Act, as well as other applicable federal and state law.

(g)    Independent Contractor Status. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company. Nothing contained herein shall be deemed to create a partnership, joint venture or employer-employee relationship between the Company and the Adviser, the Company and any sub-adviser or the Adviser and any sub-adviser, and the Company and the Adviser shall for tax purposes treat the relationship created hereby as a principal-independent contractor relationship.
(h)    Record Retention. Subject to review by and the overall control of the Board, the Adviser, in its capacity as adviser and administrator to the Company hereunder, shall keep and preserve for the period required by the Investment Company Act and the Advisers Act any books and records relevant to the activities performed by the Adviser hereunder and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act and the rules thereunder, including with respect to the Company’s portfolio transactions and activities performed by it as the Company’s administrator, and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request and upon termination of this Agreement pursuant to Section 9 herein. The Adviser shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law, subject to observance of its confidentiality obligations under this Agreement. The Adviser shall maintain records of the locations where books, accounts and records are maintained among the persons and entities providing services directly or indirectly to the Adviser or the Company.
The following provisions in this Section 1 shall apply for only so long as the shares of common stock of the Company (“Common Shares”) are not listed on a national securities exchange.
(i)    State Administrator. The Adviser shall, upon request by an official or agency administering the securities laws of a state, province, or commonwealth (a “State Administrator”), submit to such State Administrator the reports and statements required to be distributed to Company stockholders pursuant to this Agreement, ~~the Registration Statement~~any registration statement filed with the SEC, and applicable federal and state law.
(j)    Fiduciary Duty. It is acknowledged that the Adviser shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Adviser’s immediate possession or control. The Adviser shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Adviser shall not, by entry into an agreement with any stockholder of the Company or otherwise, contract away the fiduciary obligation owed to the Company and the Company~~'~~’s stockholders under common law.
2.    Payment or Reimbursement of Costs and Expenses.
(a)    Expenses of Providing Advisory Services. Subject to the limitations on expense reimbursement of the Adviser as set forth in the last sentence of this Section 2(a) and in Section 2(c), the Company, either directly or through reimbursement to the Adviser, shall bear all costs and expenses of its investment operations and its investment transactions, including, without limitation all third party fees and expenses incurred by the Adviser in connection with its provision of the Advisory Services to the Company hereunder, including travel and related expenses incurred by the Adviser in connection with the purchase, consideration for purchase, financing, refinancing, sale or other disposition of any investment or potential investment of the Company and the third party fees and expenses in monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments, including expenses related to unsuccessful portfolio acquisition efforts. Notwithstanding the foregoing, the costs of all personnel of the Adviser, when and to the extent engaged in providing Advisory Services (but not Administrative Services) hereunder, and the compensation and routine overhead expenses of such personnel allocable to such Advisory Services, shall be provided and paid by the Adviser and shall not be paid separately or reimbursed by the Company.
(b)    ~~Organization and Offering Expenses;~~ Administrative Expenses. Subject to the limitations on reimbursement of the Adviser as set forth in Sections 2(a)~~,~~ and 2(d) ~~and 2(e)~~ hereof, and in addition to the compensation paid to the Adviser pursuant to Section 3 in its role as adviser to the Company, the Company, either directly or through reimbursement to the Adviser, shall bear all other costs and expenses of its organization, operations and administration. Without limiting the generality of the foregoing, the Company shall pay or reimburse to the Adviser all fees, expenses and costs incurred in connection with any registration, offer and sale of the Company’s common stock (the “Common ~~Stock~~Shares”) to the public, including (without limitation) registration fees, fees and expenses of qualifying the Common ~~Stock~~Shares for sale under applicable federal and state laws, attorney and accountant fees related to the registration and offering of the Common ~~Stock~~Shares, printing costs, mailing costs, salaries of employees while engaged in sales activity, charges of transfer agents and all other ~~expenses deemed to be “~~organization and offering expenses~~” for purposes of Rule 2310(a)(12) of the Financial Industry Regulatory Authority (for purposes of this Agreement, such expenses, exclusive of commissions, the dealer manager fee and any discounts, are hereinafter referred to as “Organization and Offering Expenses”)~~. In addition, the Company shall pay or reimburse to the Adviser all costs and expenses related to the day-to-day administration and management of the Company not related to the Advisory Services (“Administrative Expenses”), including, without limitation the actual cost of the persons performing the functions of chief financial officer and chief compliance officer and other personnel engaged to provide such Administrative Services (including, without limitation, direct compensation costs including the allocable portion of salaries, bonuses, benefits and other direct costs associated therewith) and related overhead costs , including rent, allocated by the Adviser to the Company in a reasonable manner, without markup; amounts paid to third parties for Administrative Services; the cost of determining the value of the Company’s investments and calculating the Company’s net asset value, including the cost of any third-party valuation firms; the cost of effecting sales and repurchases of ~~shares of the Company’s common stock~~Common Shares and other securities ~~(except Organization and Offering Expenses)~~; any exchange listing fees; federal, state and local taxes; independent directors’ fees and expenses; all travel and related expenses of directors, officers and agents and employees of the Company and the Adviser, incurred in connection with attending meetings of the Board or meetings of the holders of securities of the Company or performing other business activities that relate to the Company; costs of proxy statements; stockholders’ reports and notices; costs of preparing government filings, including periodic and current reports with the SEC; fidelity bond, liability insurance and other insurance premiums; and direct costs such as printing, mailing, long distance telephone and staff costs associated with the Company’s reporting and compliance obligations under the Investment Company Act and applicable federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002; fees and expenses associated with accounting, independent audits and outside legal costs; and all other expenses incurred in connection with Administrative Services for the Company. For the avoidance of doubt, Administrative Expenses shall include the allocable portion of personnel and related employment direct costs and overhead costs, including rent, incurred by the Adviser or its ~~Affiliates~~affiliates in providing professional services for the Company in-house, including legal services, tax services, internal audit services, technology-related services and services in connection with compliance with the Sarbanes-Oxley Act of 2002. In the event that any affiliate of the Adviser incurs such costs or expenses on behalf of the Company, the Company shall pay such affiliate to the same extent it would be obligated to pay the Adviser directly had the Adviser incurred and paid such cost or expense, and any such affiliate of the Adviser shall be an intended third party beneficiary of this Agreement for purposes of establishing such party’s right to payment hereunder. Specifically, ~~Hines Interest Limited Partnership~~Main Street Capital Corporation and certain subsidiaries or affiliates thereof may incur, advance and/or pay such costs and expenses.
(c)    Portfolio Company Compensation. In certain circumstances, the Adviser, any Sub-Adviser, or any of their respective affiliates, may receive compensation from a portfolio company in connection with the Company’s investment in such portfolio company. Any compensation received by the Adviser, any Sub-Adviser, or any of their respective affiliates attributable to the Company’s investment in any portfolio company in excess of any of the limitations in or exemptions granted from the Investment Company Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, any Sub-Adviser, or the Company by the SEC shall be delivered promptly to the Company and the Company shall retain such excess compensation for the benefit of its stockholders.
~~(d)    Reimbursement of Organization and Offering Expenses.~~

~~(i)    Notwithstanding the foregoing, the Company shall not be liable, and shall not be required to reimburse the Adviser or any affiliate thereof, for or otherwise pay Organization and Offering Expenses to the extent that Organization and Offering Expenses, together with all prior Organization and Offering Expenses, exceed 1.5% of the aggregate gross proceeds from all offerings of the Company’s securities (the “Offering Proceeds”). More specifically, the Company shall be obligated to reimburse the Adviser for all current and past Organization and Offering Expenses paid by the Adviser and not already reimbursed by the Company (the “Reimbursable O&O Expenses”) to the extent that the Reimbursable O&O Expenses, together with all past Organization and Offering Expenses for which the Adviser has received reimbursement, do not exceed an~~

~~amount equal to 1.5% of the Offering Proceeds. The Adviser agrees that it will not seek reimbursement from the Company for Organization and Offering Expenses in excess of 1.5% of all Offering Proceeds.~~
~~(ii)    The Adviser, by written instruction to the Company, shall have the right to elect to waive or defer all or a portion of the reimbursement of the Reimbursable O&O Expenses that would otherwise be payable to it.~~
~~(iii)    No later than ten (10) business days following the beginning of each month, the Adviser shall notify the Company in writing if it is electing to waive a portion or all of the required reimbursement of the Reimbursable O&O Expenses that would otherwise be payable to it.~~
~~(iv)    No later than ten (10) business days following the beginning of each month, the Adviser shall prepare a reasonably detailed statement documenting the Reimbursable O&O Expenses incurred during the immediately preceding month and the calculation of the reimbursement thereof and shall deliver such statement to the Company prior to full reimbursement. Such statement shall also include instructions from the Adviser with respect to its election to defer any portion of such reimbursement. Any portion of a reimbursement of the Reimbursable O&O Expenses otherwise payable to the Adviser and not paid to the Adviser with respect to any month pursuant to a deferral election made by the Adviser under this paragraph will be so deferred without interest and may be paid on any specified later date as the Adviser may determine. If the Adviser so determines to have such deferred reimbursement paid on such specified date, it shall provide the Company with written notice of such determination at least thirty (30) days, but not more than sixty (60) days, prior to such specified date.~~
~~(v)    Any such reimbursement which the Adviser has not elected to waive or defer shall be made in cash within thirty (30) calendar days following the Adviser’s delivery of such statement to the Company.~~
The following provisions in this Section 2~~(e)~~ shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.
(a)    ~~(e)~~ Limitations on Reimbursement of Adviser Costs. The Adviser may be reimbursed for the cost of Administrative Services performed by it on behalf of the Company; provided, however, the reimbursement shall be an amount equal to the lower of the Adviser’s actual cost or the amount the Company would be required to pay third parties for the provision of comparable Administrative Services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Adviser is entitled to compensation by way of a separate fee. The Company may also agree to reimburse the Adviser under the Agreement whereby the Adviser, acting as the Company’s administrator, shall provide certain Administrative Services for the Company, for the salaries, rent, fringe benefits, travel expenses and other administrative items incurred or allocated to persons serving in the capacities of chief financial officer and chief compliance officer of the Company ~~provided such reimbursement is approved annually by the independent directors of the Board~~and other personnel engaged to provide such Administrative Services.
(b)    ~~(f)~~ Previous Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report, prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, and distributed to stockholders not less than annually, containing an itemized list of the costs reimbursed to the Adviser pursuant to Section 2(~~e~~d) for the previous fiscal year. The special report shall at a minimum provide:
(i)    A review of the time records of individual employees, the costs of whose services were reimbursed; and
(ii)    A review of the specific nature of the work performed by each such employee.
(c)    ~~(g)~~ Proposed Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report containing an itemized estimate of all proposed expenses for which it shall receive reimbursements pursuant to Section 2(~~e~~d) of this Agreement for the next fiscal year, together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Adviser.
3.    Compensation of the Adviser. The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may, in its sole discretion, agree to temporarily or permanently waive, defer, or reduce, in whole or in part, the Base Management Fee and/or the Incentive Fee~~. The fees payable to the Adviser as set forth in this Agreement shall be calculated using a detailed calculation policy and procedures approved by the Adviser and the Board, including a majority of the independent directors, and shall be consistent with the calculation of such fees as set forth in this Section~~. See Appendix A for examples of how ~~these fees are~~the Incentive Fee is calculated.
(a)    Base Management Fee. The Base Management Fee shall be calculated at an annual rate of ~~2.0~~1.75% of the Company’s average gross assets. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters. The determination of gross assets will reflect changes in the fair market value of portfolio investments reflecting both realized and unrealized appreciation and depreciation. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Adviser shall determine, unless the Adviser expressly and in writing delivered to the Company permanently waives receipt of such Base Management Fee, in which event the Company shall forever be relieved ~~on~~of the obligation to pay such Base Management Fee for such quarter. The Base Management Fee for any partial month or quarter shall be appropriately pro rated.
(b)    Incentive Fee. The Incentive Fee shall consist of two parts: (1) a subordinated incentive fee on income, and (2) an incentive fee on capital gains. Each part of the incentive fee is outlined below.
(i)    The first part of the Incentive Fee, referred to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the immediately preceding quarter. The payment of the subordinated incentive fee on income will be subject to pre-incentive fee net investment income for the previous quarter, expressed as a quarterly rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, exceeding 1.875% (7.5% annualized), subject to a “catch up” feature (as described below).
For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, Administrative Services expenses and the expenses payable under any other administration or similar agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the ~~incentive fee~~Incentive Fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of this ~~fee~~calculation, adjusted capital means cumulative gross proceeds generated from sales of the ~~Company’s common stock~~Common Shares (including proceeds from the Company’s distribution reinvestment plan) reduced for (A) non-liquidating distributions~~,~~ (which includes all distributions other than distributions of profits~~,~~ and gains) paid to the Company’s stockholders and (B) amounts paid for share repurchases pursuant to the Company’s share repurchase program.
The calculation of the subordinated incentive fee on income for each quarter is as follows:

•
No subordinated incentive fee on income shall be payable to the Adviser in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.875% (or 7.5% annualized) on adjusted capital;

•
100% of the Company’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.34375% in any calendar quarter (9.375% annualized) shall be payable to the Adviser. This portion of the subordinated incentive fee on income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20.0% on all of the Company’s pre-incentive fee net investment income as if the hurdle rate did not apply when the pre-incentive fee net investment income is equal to or exceeds 2.34375% (9.375% annualized) in any calendar quarter; and

•	For any quarter in which the Company’s pre-incentive fee net investment income is equal to or exceeds 2.34375% (9.375% annualized), the subordinated incentive fee on income shall equal 20.0% of the amount of the Company’s pre-incentive fee net investment income, as the hurdle rate and catch-up will have been achieved.

(ii)    The second part of the Incentive Fee, referred to as the incentive fee on capital gains, shall be an incentive fee on realized capital gains earned on liquidated investments from the portfolio of the Company and shall be determined and payable in arrears as of the end of each calendar year (or upon termination of the Agreement). This fee shall equal (a) 20.0% of the Company’s incentive fee capital gains, which shall equal the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less (b) the aggregate amount of any previously paid capital gain incentive fees.
4.    Covenants of the Adviser.
(a)    Adviser Status. The Adviser represents that it is registered as an investment adviser under the Advisers Act and covenants that~~, once obtained,~~ it will maintain such registration until the expiration or earlier termination of this Agreement. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments. The Adviser agrees to observe and comply with applicable provisions of the code of ethics adopted by the Company pursuant to Rule 17j-1 under the Investment Company Act, as such code of ethics may be amended from time to time.
The following provisions in this Section 4 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.
(b)    Reports to Stockholders. The Adviser shall prepare or shall cause to be prepared and distributed to stockholders during each year the following reports of the Company (either included in a periodic report filed with the SEC or distributed in a separate report):
(i)    Quarterly Reports. Within 60 days of the end of each quarter, a report containing the same financial information contained in the Company’s Quarterly Report on Form 10-Q filed by the Company under the Securities Exchange Act of 1934, as amended.
(ii)    Annual Report. Within 120 days after the end of the Company’s fiscal year, an Annual Report on Form 10-K containing:
(A)    A balance sheet as of the end of each fiscal year and statements of income, equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting ~~principals~~principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant;
(B)    A report of the activities of the Company during the period covered by the report;
(C)    Where forecasts have been provided to the Company’s stockholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and
(D)    A report setting forth distributions by the Company for the period covered thereby and separately identifying distributions from (i) cash flow from operations during the period; (ii) cash flow from operations during a prior period which have been held as reserves; and (iii) proceeds from disposition of Company assets.

(iii)    Federal Income Tax Information. Within 75 days after the end of the Company’s fiscal year, all information necessary for stockholders to prepare their federal income tax returns.
(c)    Reports to State Administrators. The Adviser shall, upon written request of any State Administrator, submit any of the reports and statements to be prepared and distributed by it pursuant to this Section 4 to such State Administrator.

(d)    Reserves. In performing its duties hereunder, the Adviser shall cause the Company to provide for adequate reserves for normal replacements and contingencies (but not for payment of fees payable to the Adviser hereunder) by causing the Company to retain a reasonable percentage of proceeds from offerings and revenues.
(e)    Recommendations Regarding Reviews. From time to time and not less than quarterly, the Adviser must review the Company’s accounts to determine whether cash distributions are appropriate. The Company may, subject to authorization by the Board, distribute pro rata to the stockholders funds received by the Company ~~which~~that the Adviser deems unnecessary to retain in the Company.
(f)    Temporary Investments. The Adviser shall, in its sole discretion, temporarily place proceeds from offerings by the Company into short term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Company and the nature, timing and implementation of any changes thereto pursuant to Section 1(b); provided however, that the Adviser shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment. The Adviser shall cause any proceeds of the offering of Company securities not committed for investment within the later of two years from the date of effectiveness of the Registration Statement or one year from termination of the offering, unless a longer period is permitted by the applicable State Administrator, to be paid as a distribution to the stockholders of the Company as a return of capital without deduction of Front End Fees (as defined below).
5.    Brokerage Commissions, Limitations on Front End Fees; Period of Offering; Assessments.
(a)    Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors, including, without limitation, as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and is consistent with the Adviser~~'~~’s duty to seek the best execution on behalf of the Company. Notwithstanding the foregoing, with regard to transactions with or for the benefit of the Company, the Adviser may not pay any commission or receive any rebates or give-ups, nor participate in any business arrangements which would circumvent this restriction.
The following provisions in this Section 5 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.
(b)    Limitations. Notwithstanding anything herein to the contrary:
(i)    All fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company (“Front End Fees”) shall be reasonable and shall not exceed 18% of the gross offering proceeds, regardless of the source of payment. Any reimbursement to the Adviser or any other person for deferred ~~organizational~~ Organizational and ~~offering expenses~~Offering Expenses (as defined in the North American Securities Administrators Association Omnibus Guidelines), including any interest thereon, if any, will be included within this 18% limitation.
(ii)    The Adviser shall commit at least eighty-two percent (82%) of the gross offering proceeds towards the investment or reinvestment of assets and reserves as set forth in Section 4(d) above on behalf of the Company. The remaining proceeds may be used to pay Front End Fees.
6.    Other Activities of the Adviser.
The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.
7.    Responsibility of Dual Directors, Officers and/or Employees.
If any person who is a manager, partner, member, officer or employee of the Adviser or its affiliates is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, member, officer and/or employee of the Adviser or its affiliates shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, member, officer or employee of the Adviser or its affiliates or under the control or direction of the Adviser or its affiliates, even if paid by the Adviser or its affiliates.
8.    Indemnification.
(a)    Indemnification. Subject to Section 8(b) below, the Adviser and any Sub-Adviser (and their respective officers, directors, managers, partners, shareholders, members (and their shareholders or members, including the owners of their shareholders or members), agents, employees, controlling persons and any other person or entity affiliated with or acting on behalf of the Adviser or any Sub-Adviser, as applicable (each an “Indemnified Party”) and, collectively, the “Indemnified Parties”) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser or any Sub-Adviser in connection with the performance of any of their duties or obligations under this Agreement, any sub-advisory agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect Indemnified Parties (each of whom shall be a third party beneficiary hereof) and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company or any of the Sub-Adviser’s duties or obligations under any sub-advisory agreement, to the extent such losses, damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Investment Company Act, the articles of incorporation of the Company and other applicable law. Notwithstanding the preceding sentence of this Section 8(a) to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of fraud, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).
The following provisions in this Section 8 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.
(b)    Limitations on Indemnification. Notwithstanding Section 8(a) to the contrary, the Company shall not provide for indemnification of the Indemnified Parties for any liability or loss suffered by the Indemnified Parties, nor shall the Company provide that any of the Indemnified Parties be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:
(i)    the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;
(ii)    the Indemnified Party was acting on behalf of or performing services for the Company;

(iii)    such liability or loss was not the result of negligence, willful misfeasance, bad faith, or misconduct by the Indemnified Party; and
(iv)    such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders.
Furthermore, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:
(i)    there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnified Party;
(ii)    such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnified Party; or
(iii)    a court of competent jurisdiction approves a settlement of the claims against an Indemnified Party and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.
(c)    Advancement of Funds. The Company shall be permitted to advance funds to the Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are met:
(i)    The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;
(ii)    The Indemnified Party provides the Company with written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Company has been met;
(iii)    The legal action is initiated by a third party who is not a Company stockholder, or the legal action is initiated by a Company stockholder and a court of competent jurisdiction specifically approves such advancement; and
(iv)    The Indemnified Party undertakes, in a written agreement, to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Indemnified Party is not found to be entitled to indemnification.
9.    Effectiveness, Duration and Termination of Agreement.
(a)    Term and Effectiveness. This Agreement shall become effective as of the date ~~that the Registration Statement is declared effective~~hereof and shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.
(b)    Termination. This Agreement may be terminated at any time, without the payment of any penalty, by (a) ~~by~~ the Company upon 60 days’ written notice to the Adviser, provided that such termination by the Company is directed or approved by the (i) ~~upon the~~ vote of a majority of the outstanding voting securities of the Company~~,~~ or (ii) ~~by the~~ vote of a majority of the ~~Company’s independent~~ directors of the Company in office at the time, or (b) ~~by~~ the Adviser upon 120 days’ written notice to the Company. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. ~~Moreover, if that certain Investment Sub-Advisory Agreement dated as of May 31, 2012 (as amended, restated or supplemented from time to time, the “Main Street Agreement”) by and among the Adviser, Main Street Capital Corporation,~~

~~a Maryland corporation (“Main Street”), Main Street Capital Partners, LLC, a Delaware limited liability company and wholly owned subsidiary of Main Street (“Partners”), and the Company, shall (i) expire by its terms without renewal pursuant to the last sentence of Section 10(a) of the Main Street Agreement or (ii) be terminated by the Adviser or the Company pursuant to Section 10(b) of the Main Street Agreement, this Agreement shall terminate simultaneously with the termination of the Main Street Agreement, and the Company shall not, for a period of three (3) years following such termination, engage the Adviser or its affiliates or any of their successors or any officers, directors or employees of the Adviser or its affiliates or their successors as an adviser or sub-adviser to the Company without the prior written consent of Partners. Notwithstanding the foregoing, or anything in this Agreement or the Main Street Agreement to the contrary, if the Main Street Agreement is terminated by the Adviser or the Company for cause (as defined below) or by Partners pursuant to Section 10(b) of the Main Street Agreement, then the Company may enter into a new advisory agreement with the Adviser or an affiliate thereof containing the same or similar terms as those contained herein, without the prior consent of Partners. For purposes of this Agreement, for cause shall mean the occurrence of one or more of the following events:~~
~~(i)    Main Street or Partners shall have materially breached the Main Street Agreement, as determined by the independent directors of the Company; provided, however, that Main Street or Partners, as applicable, shall have 30 calendar days after the receipt of notice of such breach from the other party to cure such breach;~~
~~(ii)    Main Street or Partners is subject to an allegation that it has committed any fraud, criminal conduct, gross negligence or willful misconduct in any action or failure to act undertaken by Main Street or Partners, as applicable, pertaining to or having a material detrimental effect upon the ability of Main Street or Partners to perform its respective duties under the Main Street Agreement and the independent directors of the Board shall have determined, after providing Main Street or Partners, as applicable, with an opportunity for a hearing and to cure any damage, that such allegation shall have had a material adverse effect on the Company that can only be remedied by termination of the Main Street Agreement, or, in any event, if and when a court or regulatory authority of competent jurisdiction shall have returned a final non-appealable order or ruling that Main Street is guilty of or liable with respect to such conduct;~~
~~(iii)    Main Street or Partners (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (2) consents to the entry of an order for relief in an involuntary case under any such law, (3) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for any substantial part of its property, or (4) makes any general assignment for the benefit of creditors under applicable state law;~~
~~(iv)    if: (1) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect has been commenced against Main Street or Partners, and such case has not been dismissed within 60 days after the commencement thereof; or (2) a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) has been appointed for Main Street or Partners or has taken possession of Main Street’s or Partners’ or any substantial part of their property, and such appointment has not been rescinded or such possession has not been relinquished within 60 days after the occurrence thereof; or~~
~~(v)    if at any time within five years after the effective date of this Agreement both Vincent D. Foster and Todd A. Reppert cease to be actively involved in the management of Main Street unless the parties agree that acceptable replacements are in place or can timely be put in place.~~
(c)    Payments to and Duties of Adviser Upon Termination.
(i)    After the termination of this Agreement, the Adviser shall not be entitled to compensation for further services provided hereunder except that it shall be entitled to receive from the Company within thirty (30) days after the effective date of such termination all earned but unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement, including any deferred fees. If the Company and the Adviser cannot agree on the amount of such reimbursements and fees, the parties will submit to binding arbitration.
(ii)    The Adviser shall promptly upon termination:

(A)    Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(B)    Deliver to the Board all assets and documents of the Company then in custody of the Adviser; and
(C)    Cooperate with the Company to provide an orderly transition of services.
The following provisions in this Section 9 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.
(d)    Other Matters. Without the approval of holders of a majority of the Common Shares entitled to vote on the matter, the Adviser shall not: (i) amend this Agreement except for amendments that do not adversely affect the interests of the stockholders; (ii) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the stockholders; (iii) appoint a new adviser; (iv) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business; or (v) cause the merger or other reorganization of the Company. In the event that the Adviser should withdraw pursuant to (ii) above, the withdrawing Adviser shall pay all expenses incurred as a result of its withdrawal. To the extent not prohibited by the Investment Company Act, the Company may terminate the Adviser’s interest in the Company’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Adviser’s interest, determined by agreement of the terminated Adviser and the Company. If the Company and the Adviser cannot agree upon such amount, then such amount will be determined in accordance with the then current rules of the American Arbitration Association. The expenses of such arbitration shall be borne equally by the terminated Adviser and the Company. The method of payment to the terminated Adviser must be fair and must protect the solvency and liquidity of the Company.
(e)    With respect to any shares owned by the Adviser, the Adviser may not vote or consent on matters submitted to the stockholders regarding the removal of the Adviser or regarding any transaction between the Company and the Adviser. In determining the existence of the requisite percentage of shares necessary to approve a matter on which the Adviser may not vote or consent, any shares owned by the Adviser shall not be included.
10.    Conflicts of Interests and Prohibited Activities.
The following provisions in this Section 10 shall apply for only so long as the Common Shares of the Company are not listed on a national securities exchange.
(a)    No Exclusive Agreement. The Adviser is not hereby granted or entitled to an exclusive right to sell or exclusive employment to sell assets for the Company.
(b)    Rebates, Kickbacks and Reciprocal Arrangements.
(i)    The Adviser agrees that it shall not (A) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws, (B) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, or (C) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws.
(ii)    The Adviser agrees that it shall not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell the Company’s Common Shares or give investment advice to a potential stockholder; provided, however, that this subsection shall not prohibit the payment of a registered broker-dealer or other properly licensed agent from sales commissions for selling or distributing the ~~Company’s common stock~~Common Shares.
(c)    Commingling. The Adviser covenants that it shall not permit or cause to be permitted the Company’s funds from being commingled with the funds of any other entity. Nothing in this subsection 10(c) shall prohibit the Adviser from establishing a master fiduciary account pursuant to which separate sub-trust accounts are established for the benefit of affiliated programs, provided that the Company’s funds are protected from the claims of other programs and creditors of such programs.
11.    Notices.
Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.
12.    Amendments.
This Agreement may be amended in writing by mutual consent of the Company and the Adviser, subject to the provisions of the Investment Company Act.
13.    Counterparts.
This Agreement may be executed in counterparts, each of which shall be deemed an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.
14.    Third Party Beneficiaries.
Except for any Sub-Adviser and Indemnified Party with respect to Section 8 hereof, such Sub-Adviser and the Indemnified Parties each being an intended beneficiary of this Agreement for purposes of Section 8 hereof, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.
15.    Survival.
The provisions of Sections 8, 9, 16 and this Section 15 shall survive the expiration or earlier termination of this Agreement.

16.    Entire Agreement; Governing Law.
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Texas. For so long as the Company is regulated as a BDC under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Texas, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
[Signature Page to Follow]

[Signature Page to Investment Advisory and Administrative Services Agreement]
IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory and Administrative Services Agreement to be duly executed on the date above written.
COMPANY:

~~HINES~~[MSC INCOME FUND, INC.]

By:
Name:
Title:

ADVISER:

~~HMS~~MSC ADVISER ~~LP~~
~~By: HMS ADVISER GP~~I, LLC~~, its general partner~~

By:
Name:
Title:

Appendix A

Examples of Quarterly Incentive Fee Calculation

Example 1: ~~Income Related Portion of~~Subordinated Incentive Fee on Income (*):
Alternative 1— Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 1.25%

•	Hurdle rate (1) = 1.875%

•	Base Management fee (2) = ~~0.50~~0.4375%

•	Other expenses (legal, accounting, custodian, transfer agent, etc.~~) (3~~) = 0.20%

•	Pre-incentive fee net investment income (investment income ~~–~~– (base management fee + other expenses)) = ~~0.55~~0.6125%

Pre-incentive fee net investment income does not exceed hurdle rate, therefore there is no subordinated incentive fee on income.

Alternative 2 — Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 2.70%

•	Hurdle rate (1) = 1.875%

•	Base Management fee (2) = ~~0.50~~0. 4375%

•	Other expenses (legal, accounting, custodian, transfer agent, etc.~~) (3~~) = 0.20%

•	Pre-incentive fee net investment income (investment income ~~–~~– (base management fee + other expenses)) = ~~2.00~~2.0625%

Pre-incentive net investment income exceeds hurdle rate, therefore there is ~~an income~~a subordinated incentive fee on income payable by ~~us~~the Company to ~~our~~the Adviser.

~~Incentive~~Subordinated incentive fee on income = 100% x pre-incentive fee net investment income in excess of the hurdle rate, based on the “catch-up” provision (~~4~~3)

= 100% x (~~2.00~~2.0625% ~~–~~– 1.875%)

= ~~0.125~~0.1875%

Alternative 3 — Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 3.20%

•	Hurdle rate (1) = 1.875%

•	Base Management fee (2) = ~~0.50~~0.4375%

•	Other expenses (legal, accounting, custodian, transfer agent, etc.~~) (3~~) = 0.20%

•	Pre-incentive fee net investment income (investment income ~~–~~– (base management fee + other expenses)) = ~~2.50~~2.5625%

•	Subordinated incentive fee on income “catch-up” (3) = 2.34375% (9.375% annual “catch-up” ÷ 4 quarters)

Pre-incentive net investment income exceeds hurdle rate, therefore there is ~~an income~~a subordinated incentive fee on income payable by ~~us~~the Company to ~~our~~the Adviser.

•	~~Incentive~~Subordinated incentive fee on income = 20% x pre-incentive fee net investment income, subject to “catch-up” (~~4~~3)

•	~~Incentive~~Subordinated incentive fee on income = 100% x “catch-up” + (20% x (pre-incentive fee net investment income ~~–~~– 2.34375%))

•	Catch-up = 2.34375% ~~–~~– 1.875%
= 0.46875%

•	~~Incentive~~Subordinated incentive fee on income = (100% x 0.46875%) + (20% x (~~2.50~~2.5625% ~~–~~– 2.34375%))
= 0.46875% + (20% x ~~0.15625~~0.21875%)
= 0.46875% + ~~0.03125~~0.04375%
= ~~0.50~~0.5125% (or 20% of ~~2.50~~2.5625%)
_______________

(1)	Represents 7.5% annualized hurdle rate.

(2)	Represents ~~2.0~~1.75% annualized base management fee.

(3~~)~~	~~Excludes organizational and offering expenses.~~

~~(4~~)
The “catch-up” provision is intended to provide ~~our~~the Adviser with ~~an~~a subordinated incentive fee on income of 20% on all ~~of our~~ pre-incentive fee net investment income as if a hurdle rate did not apply when ~~our~~the pre-incentive net investment income exceeds 2.34375% in any calendar quarter.

(*)	The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of total net assets.

Example 2: Incentive Fee on Capital Gains ~~Portion of Incentive Fee~~:
Alternative 1: Assumptions
Year 1: $20 million investment made in company A (“Investment A”), and $30 million investment made in company B (“Investment B”)

Year 2: Investment A sold for $50 million and fair market value, or FMV, of Investment B determined to be $32 million

Year 3: FMV of Investment B determined to be $25 million

Year 4: Investment B sold for $31 million

The incentive fee on capital gains ~~portion of the incentive fee~~ would be:
Year 1: None

Year 2: ~~Capital~~Incentive fee on capital gains ~~incentive fee~~ of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20%; no unrealized capital depreciation)

Year 3: None

Year 4: ~~Capital~~Incentive fee on capital gains ~~incentive fee~~ of $200,000 ($6.2 million ($31 million cumulative realized capital gains multiplied by 20%) less $6 million (incentive fee on capital gains fee paid in Year 2)

Alternative 2 — Assumptions
Year 1: $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”)

Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

Year 4: FMV of Investment B determined to be $35 million

Year 5:    Investment B sold for $20 million

The incentive fee on capital gains ~~incentive fee~~, if any, would be:
Year 1: None

Year 2: $5 million incentive fee on capital gains ~~incentive fee~~ (20% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B)

Year 3: $1.4 million ~~capital gains~~ incentive fee on capital gains $6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains on Investment A and Investment C less $3 million unrealized capital depreciation on Investment B)) less $5 million incentive fee on capital gains ~~fee~~ paid in Year 2)

Year 4: ~~Capital~~Incentive fee on capital gains ~~incentive fee~~ of $600,000 ($7 million ($35 million cumulative realized capital gains multiplied by 20%) less $6.4 million (cumulative ~~capital gain~~ incentive fees on capital gains paid in Year 2 and Year 3))

Year 5: None. ($5 million (20% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $7.0 million cumulative ~~capital gain~~ incentive fees on capital gains paid in Year 2, Year 3~~,~~ and Year 4)

The returns shown are for illustrative purposes only and are all based on quarterly calculations. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in the examples above.

*** Exercise Your *Right* to Vote ***

HMS INCOME FUND, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: July 23, 2020
Date: October 9, 2020 **Time:** 9:00 AM Central Time

HMS INCOME FUND, INC.
2800 POST OAK BLVD., SUITE 5000
HOUSTON, TX 77056

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com/HMIF*, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

D20491-P39319

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com/HMIF,* or scan the QR Barcode below.

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If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

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Please make the request as instructed above on or before September 25, 2020 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

D20492-P39319

Voting Items

1. Election of Directors

   Nominees:

   01) Janice E. Walker
   02) Dwayne L. Hyzak
   03) Peter Shaper
   04) John O. Niemann, Jr.
   05) Gregory R. Geib

The Board of Directors recommends a vote "FOR" proposal 2.

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. A properly executed and returned proxy shall be valid to vote and represent the covered shares of common stock for up to eleven months after the date of the executed proxy card, including at any adjournment or postponement of the Annual Meeting of Stockholders, unless revoked by a later-dated proxy or another method set forth in the Proxy Statement.

D20493-P39319

HMS INCOME FUND, INC.
2800 POST OAK BLVD., SUITE 5000
HOUSTON, TX 77056

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/HMIF or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D20488-P39319

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

HMS INCOME FUND, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Janice E. Walker
02) Dwayne L. Hyzak
03) Peter Shaper
04) John O. Niemann, Jr.
05) Gregory R. Geib

The Board of Directors recommends a vote "FOR" proposal 2.

	For	Against	Abstain
2. Approval of a new investment advisory agreement between the Company and MSC Adviser I, LLC (as the Company's sole investment adviser).	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at
www.proxyvote.com/HMIF

D20489-P39319

HMS INCOME FUND, INC.
Annual Meeting of Stockholders
October 9, 2020, 9:00 AM, Central Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Janice E. Walker and Jason P. Maxwell, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HMS INCOME FUND, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Central Time, on October 9, 2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. A properly executed and returned proxy shall be valid to vote and represent the covered shares of common stock for up to eleven months after the date of the executed proxy card, including at any adjournment or postponement of the Annual Meeting of Stockholders, unless revoked by a later-dated proxy or another method set forth in the accompanying Proxy Statement.

Continued and to be signed on reverse side